                                                                    EXHIBIT 10.1

**lease and addendum

                                 LEASE AGREEMENT


                                     BETWEEN


                      ELEVEN COLONIAL PENN PLAZA ASSOCIATES


                                    Landlord


                                       AND

                           NATIONAL MEDIA CORPORATION
                         a ____________________, Tenant


                           DATED ___________, 1996___

                                TABLE OF CONTENTS


1.   Premises..............................................................   1

2.   Term..................................................................   1

3.   Rental................................................................   2

4.   Construction..........................................................   6

5.   Use of the Premises...................................................   9

6.   Alterations...........................................................  10

7.   Mechanics' Liens......................................................  12

8.   Maintenance and Repair................................................  12

9.   Common Areas..........................................................  13

10.  Building Services.....................................................  14

11.  Estoppel Certificates.................................................  15

12.  Indemnification; Waiver of Claims.....................................  16

13.  Insurance.............................................................  16

14.  Waiver of Subrogation.................................................  17

15.  Holding Over..........................................................  18

16.  Assignment and Sublease...............................................  18

17.  Quiet Enjoyment.......................................................  19

18.  Compliance with Laws and with Rules and Regulations...................  19

19.  Fire and Casualty.....................................................  20

20.  Eminent Domain........................................................  20

21.  Default...............................................................  21

22.  Waiver of Default or Remedy...........................................  24

23.  Intentionally Deleted.................................................  25

24.  Intentionally Deleted.................................................  25

25.  Force Majeure.........................................................  25

26.  Subordination of Lease................................................  25

27.  Notices and Consents..................................................  25

28.  Security Deposit......................................................  26

29.  Miscellaneous Taxes; Use and Occupancy Tax............................  26

30.  Substitute Premises...................................................  27

31.  Brokerage Commission..................................................  27

32.  Hazardous Devices and Contaminants....................................  27

33.  Exculpation...........................................................  28

34.  Signs.................................................................  28

35.  Locks.................................................................  28

36.  Employment............................................................  28

37.  Plumbing..............................................................  28

38.  Certain Rights Reserved to Landlord...................................  28

39.  Miscellaneous.........................................................  29

40.  Relationship of Parties...............................................  30

41.  Gender and Number.....................................................  30

42.  Topic Headings........................................................  30

43.  Counterparts..........................................................  30

44.  Entire Agreement......................................................  30

45.  Recording.............................................................  30

46.  Governing Law; Invalidity of any Provisions...........................  30

47.  Option to Lease.......................................................  30

48.  Renewal...............................................................  31

49.  Parking...............................................................  33

50.  Right of First Offer..................................................  33

                                    EXHIBITS

A    Floor Plan

B    Legal Description

C    Commencement Date Agreement

D    Tenant Improvements

E    Tenant Estoppel Certificate

F    Rules and Regulations

G    Cleaning Specifications

                                 LEASE AGREEMENT


     THIS LEASE AGREEMENT ("Lease"), dated ______________, 1996, between ELEVEN COLONIAL PENN PLAZA ASSOCIATES ("Landlord"), and NATIONAL MEDIA CORPORATION, a ________ corporation ("Tenant").

     1. Premises. In consideration of the rents, terms, provisions and covenants of this Lease, Landlord hereby leases unto Tenant and Tenant hereby rents and accepts from Landlord those certain premises containing 25,235 rentable square feet, located on the 11th Floor (the "Premises"). The Premises are outlined on the floor plan attached hereto as Exhibit A and incorporated herein by reference. The Premises are contained in that certain building known as Eleven Penn Center (or such other name as Landlord may from time to time designate) and located at the northeast corner of 19th and Market Streets, Philadelphia, Pennsylvania (the "Building"), which Building contains approximately Six Hundred Seventy Nine Thousand Six Hundred Eighteen (679,618) net rentable square feet of office space and approximately Three Thousand Eight Hundred Fifty-Five (3,855) net rentable square feet of retail space. The land on which the Building is situated, together with all improvements located thereon (collectively, the "Property"), is more particularly described on Exhibit B, attached hereto and incorporated herein by reference.

     2. Term.

        (a) Initial Term. Subject to and upon the terms and conditions set forth below, the initial term of this Lease shall be for a period of Eleven (11) Lease Years (as hereinafter defined), commencing on the Commencement Date (as hereinafter defined) and ending on last day of the last month of the 11th Lease Year.

        (b) Definitions. For purposes of this Lease, the following terms shall have the following meanings:

            (i) "Commencement Date" shall mean the earlier of (i) fifteen days after the date upon which the Premises are substantially completed (as hereinafter defined) or (ii) the date upon which Tenant or anyone claiming under or through Tenant occupies or takes possession of the Premises, (entry by Tenant to equip or furnish the Premises, or to install cabling or wiring, in accordance with Paragraph 4(c) shall not constitute occupancy or possession). Promptly upon determination of the Commencement Date, Landlord and Tenant shall execute a memorandum, setting forth the Commencement Date and the expiration date of this Lease, in form and substance substantially similar to that attached hereto as Exhibit C and incorporated by reference.

            (ii) "Lease Year" shall mean each twelve (12) month period commencing on the later of (i) the first day of the first full month after the Commencement Date or (ii) November 1, 1996, and each anniversary thereafter during the Term (as hereinafter defined) of this Lease; provided, however, that if the Commencement Date is the first day of the month, the first Lease Year shall commence on the Commencement Date. The first Lease Year shall commence on the Commencement Date and end on the last day of the last month of the first Lease Year regardless of whether the first Lease Year is longer than twelve (12) months.

            (iii) "Term" shall mean the initial term of this Lease and any renewals or extensions thereof.

            (iv)  "Base Year" shall mean calendar year 1996.

        (c) Landlord presently anticipates that the date of substantial completion will be that date which is one hundred twenty (120) days after the date of Landlord's approval of the Final Approved Plans and Specifications (the "Estimated Completion Date"). If substantial completion occurs prior to November 1, 1996, but in no event prior to September 1, 1996, Tenant shall have the right to occupy the Premises on such earlier date, and Tenant shall not have the obligation to pay rent from the date that Tenant takes possession of the Premises through October 31, 1996. In the event that Tenant occupies the Premises prior to November 1, 1996, as set forth in this paragraph, the "Commencement Date" shall be the date that Tenant first takes possession of the Premises, the first day of the first Lease Year will be November 1, 1996 and the original term of the Lease will terminate on October 31, 2007 (subject to the terms of this Lease).

     3. Rental.

        (a) Base Rental. Tenant shall pay to Landlord, as base rental (the
"Base Rental") during Lease Years 1 through 5 inclusive, the annual sum of Four Hundred Seventy-Nine Thousand Four Hundred Sixty-Five Dollars ($479,465.00) per year, payable in equal monthly installments of Thirty-Nine Thousand Nine Hundred Fifty-Five and 42/100 Dollars ($39,955.42), and during Lease Years 6 through 11 inclusive, the annual sum of Five Hundred Sixty-Seven Thousand Seven Hundred Eighty-Seven and 50/100 Dollars ($567,787.50) per year, payable in equal monthly installments of Forty-Seven Thousand Three Hundred Fifteen and 63/100 Dollars ($47,315.63); provided, however, that so long as Tenant is not in default of its obligations hereunder, Base Rental shall abate until November 1, 1997. Each such monthly installment shall be due and payable in advance, on or before the first day of each and every month during the Term, without notice, demand or set-off; provided, however, that the first month's rent shall be due and payable upon execution of this Lease. Base Rental for any part of a month at the beginning or end of the Term shall be provided on a per diem basis.

        (b) Definitions. For purposes of this Lease, the following terms shall have the following meanings:

            (i) "Tenant's Proportionate Share of Operating Expenses" shall mean a percentage factor, determined by dividing the net rentable square footage contained in the Premises by the net rentable square footage contained in the office portion the Building, or three and 71/100 percent (3.71%).

            (ii) "Tenant's Proportionate Share of Real Estate Taxes" shall mean a percentage factor, determined by dividing the net rentable square footage contained in the Premises by the net rentable square footage contained in the office and retail portions of the Building, or three and 69/100 percent (3.69%).

            (iii) "Operating Expenses" shall mean those expenses paid or incurred by or on behalf of Landlord in respect to the management, operation, service and maintenance of the Property during each calendar year, in accordance with accepted principles of sound management and accounting practices as applied to, and consistent with, comparable first-class office buildings in Philadelphia, Pennsylvania. Operating Expenses shall include, but not be limited to, (A) premium costs for liability, boiler, extended coverage, casualty and other insurance covering the Property to be maintained by Landlord and required by the terms of this Lease; (B) electricity, gas, water and other utility charges for the Property, based on the charges imposed by the utility providers;
(C) repair and maintenance of HVAC systems, elevators, irrigation systems and other mechanical systems; (D) repair and maintenance of the Common Areas (as hereinafter defined) and the Building structure and roof; (E) trash removal and snow removal; (F) janitorial service; (G) wages, salaries and fees of operating, auditing, accounting, maintenance and management personnel in connection with the Property; (H) all payroll charges for such personnel, such as unemployment and social security taxes, workers' compensation, health, accident and group insurance, and other so-called fringe benefits; (I) rental charges for office space chargeable to the operation and management of the Property; (J) license permits and inspection fees; (K) supplies and materials used in the operation and management of the Property; (L) furnishings and equipment not treated by Landlord as capital expenditures of the Property; (M) the cost of any labor saving devices that may, from time to time, be placed in operation as a part of Landlord's maintenance program; (N) personal property taxes on property used in the operation, maintenance, service and management of the Property; (O) the cost, as reasonably amortized by Landlord, with interest at the rate of ten percent (10%) per annum on the unamortized amount, of any capital improvement made after completion of initial construction of the Building which reduces Operating Expenses, but in an amount not to exceed such reduction for the relevant year; (P) the cost, as reasonably amortized by Landlord, with interest at the rate of ten percent (10%) per annum on the unamortized amount, of any improvement, capital or otherwise, made after completion of initial construction of the Building, which directly enhances the safety of the tenants in the Building generally; (Q) commercially reasonable management fees relating to the Property; (R) the cost of any installation or improvement, capital or otherwise, required by reason of any law, ordinance or regulation, which requirement did not exist on the date of the Lease and is generally applicable to similar office buildings; and (S) all other expenses necessary for the operation and management of the Property. Operating Expenses shall not include any capital improvements made to the Building or the Property (except as permitted in clauses (O), (P) and (R) above), expenses for repairs or other work occasioned by fire, windstorm or other insured casualty to the extent covered or required to be covered by insurance; expenses incurred in leasing or procuring new tenants (including without limitation lease commissions, advertising expenses and expenses for demolishing or renovating space for new tenants); legal expenses for preparing, negotiating and enforcing the terms of any lease; interest or amortization payments on any mortgage or mortgages (or any cost incident to obtaining or closing such mortgages) and rental under any ground or underlying lease or leases; and salaries or other compensation paid to any executive employees of Landlord; the cost of Landlord's federal, state or local income taxes; expenses incurred as the result of the default of any other tenant of the Building; Landlord's general overhead; labor or personnel costs included by Landlord in Operating Expenses if and to the extent such personnel do not perform work exclusively at or for the Building, it being the intention of Landlord and Tenant that only that portion of such costs equivalent to the percentage of time directly spent by such personnel at or for the Building shall be included in Operating Expenses; the cost of remediation of any Contaminant (defined below) except as caused by Tenant; expenses for special goods or services provided to other tenants of the Building and not to Tenant; or the cost of repairs or maintenance costs necessitated by the willful misconduct or gross negligence of Landlord, its agents, contractors or employees or due to defects relating to design, labor or materials in the construction or reconstruction of the Building or the Premises or the default by Landlord under this Lease. In no event shall the total pass-throughs for Operating Expenses chargeable to all tenants of the Building for any Lease Year exceed the total of all Operating Expenses.

            (iv) "Real Estate Taxes" shall mean all taxes and assessments, special or otherwise, exclusive of penalties or discounts levied upon or with respect to the Property, including the Premises, imposed by any federal, state or local governmental agency, including, without limitation, any form of real property tax or assessment, rapid transit tax or assessment, benefit assessment, business or license fee or tax, commercial rental tax, assessment for Center City District services or any use, occupancy, excise, sales or other like taxes (other than general income taxes on rent or other income from the Building and USC and Occupancy Tax which is covered in Paragraph 29(b) below). Real Estate Taxes also shall include the actual, included expense of contesting the amount or validity of any such taxes, charges or assessments, such expense to be applicable to the period of the item contested. Real Estate Taxes shall not, however, include income, franchise, capital stock, estate or inheritance taxes unless Landlord reasonably determines that such taxes are in lieu of real estate taxes, assessments, rental, occupancy and other like excise taxes or interest and penalties assess on account of late payments unless such late payments are caused by Tenant's failure to pay Tenant's Proportionate Share of Real Estate Taxes. For purposes of this Lease, Real Estate Taxes for any calendar year shall be those taxes the last timely payment date for which occurs within such calendar year. In case of special taxes or assessments payable in installments, only the amount of the installment(s) the last timely payment date for which occurs on or after the first day and on or before the last day of such year shall be included in Real Estate Taxes for that year. Landlord agrees that it shall pass through to Tenant any savings that Landlord achieves on account of the early payment of taxes, but Landlord shall be under no obligation to pay Real Estate Taxes early in order to achieve such discounts or reductions.

        (c) Additional Rental. For and with respect to each calendar year subsequent to the Base Year, Tenant shall pay to Landlord, as "Additional Rental", (i) Tenant's Proportionate Share of Operating Expenses of the total dollar increase, if any, in Operating Expenses for such year over Operating Expenses for the Base Year and (ii) Tenant's Proportionate Share of Real Estate Taxes of the total dollar increase, if any, in Real Estate Taxes for such year over Real Estate Taxes for the Base Year (collectively the "Tax and Operating Expense Adjustment"). Said Additional Rental shall be prorated on a per diem basis for any partial calendar year included within the Term.

        (d) Payment of Tax and Operating Expense Adjustment. To provide for current payments of Operating Expenses and Real Estate Taxes, Tenant shall pay the Tax and Operating Expense Adjustment, as reasonably estimated by Landlord from time to time, in twelve (12) monthly installments, commencing on the first day of the month following the month in which Landlord notifies Tenant of the amount of its estimated Tax and Operating Expense Adjustment. It is intended that the estimated amount of Tenant's Tax and Operating Expense Adjustment shall be made for each year and Landlord shall then reconcile such estimated expenses in the following year based on actual Operating Expenses and Real Estate Taxes for such year paid by Landlord. If Tenant's Tax and Operating Expense Adjustment shall be greater than or less than the aggregate of all installments so paid on account to Landlord for such twelve (12) month period, then within twenty (20) days of Tenant's receipt of Landlord's itemized statement of reconciled Real Estate Taxes and Operating Expenses, audited and certified by an independent certified public accountant ("Landlord's Statement") and similar in form and substance to the statement delivered to Tenant prior to the execution of this Lease, Tenant shall pay to Landlord the amount of such underpayment, or Landlord shall credit Tenant for the amount of such overpayment against the next maturing installment(s) of rent, as the case may be. The obligation of Tenant with respect to the payment of Tenant's Tax and Operating Expenses Adjustment shall survive the termination of this Lease. Any payment, refund, or credit made pursuant to this subparagraph 3(d) shall be made without prejudice to any right of Tenant to dispute Landlord's Statement as hereinafter provided, or of Landlord to correct any item(s) as billed pursuant to the provisions hereof. Landlord's failure to give Landlord's Statement shall not constitute a waiver by Landlord of its right to recover rent that is due and payable pursuant to this subparagraph 3(d), except Tenant shall not be obligated to accelerate or increase any Additional Rental payments as a result of any such delay. Landlord shall deliver to Tenant the Landlord's Statement for the Base Year in the same manner as for subsequent years.

        (e) Stabilization. Tenant's Proportionate Share of Operating Expenses is a fixed percentage and does not vary with changing occupancy levels of the Building. Operating Expenses are computed for the Building as a whole. Accordingly, in order to stabilize the calculation of increases in Operating Expenses on a rentable square foot basis for the Premises, a further adjustment is to be made as follows: In determining Operating Expenses for any year (including the Base Year), if the Building was less than fully occupied during such entire year, or was not in operation during such entire year, then Operating Expenses shall be annualized by Landlord (taking into account seasonal variations) and adjusted to reflect the amount that such expenses would normally be expected to have been, in the reasonable estimate of Landlord, had the Building been fully occupied and operational throughout such year, except that in no event shall such adjustment result in an amount less than the actual Operating Expenses.

        (f) Dispute of Operating Expenses and Taxes. If Tenant questions in writing Landlord's Statement (or a revised Landlord's Statement as described below), including the Landlord's Statement for the Base Year, and if the question is not amicably settled between Landlord and Tenant within sixty (60) days after Landlord's Statement (or revised Landlord's Statement), including the Landlord's Statement for the Base Year, has been given, Landlord shall, during the sixty (60) days next following the expiration of such sixty (60) day period, employ an independent certified public accountant which must be a "Big 6" or its equivalent accounting firm (other than Landlord's regular certified public accountant) who is knowledgeable in highrise office buildings and who is reasonably acceptable to Tenant to audit Landlord's Statement. The determination of such accountant shall be final, conclusive and binding upon Landlord and Tenant. Tenant understands that the actual itemization of, and the amount of individual items constituting Landlord's Statement is confidential; and while Landlord shall keep and make available to such accountant all records in reasonable detail, and shall permit such accountant to examine and audit such of Landlord's records as may reasonably be required to verify Landlord's Statement, at reasonable times during business hours, Landlord shall not be required to (and the accountant shall not be permitted to) disclose to any person, firm or corporation, including to Tenant, any such details (it being the intent of the parties that such accountant shall merely certify to Landlord and to Tenant the correct amount of Landlord's Statement for the calendar year). Any change in Landlord's Statement required by such accountant's determination shall be made within thirty (30) days after such determination has been rendered. The expenses involved in such determination shall be borne by Tenant and deemed to be Other Charges (as hereinafter defined) under this Lease, unless the results of such audit determine that the difference between the Landlord's Statement as determined by the audit and Landlord's Statement as determined by Landlord is greater than five percent (5%) of Landlord's Statement as determined by Landlord, in which case such expenses shall be borne by Landlord. If Tenant does not, in writing, question the reconciled Landlord's Statement within the time allowed, Tenant shall be deemed to have approved and accepted such reconciled Landlord's Statement.

        (g) Adjustments to Operating Expenses and Real Estate Taxes. If any error occurs or Landlord or Landlord's accountants discover facts or circumstances, which error or discovery causes Tenant's Tax and Operating Expense Adjustment for any period to increase or decrease, upon notice by Landlord to Tenant of the adjustment to Tenant's Tax and Operating Expense Adjustment for such calendar year, said adjustment and corresponding deficiency or overpayment shall be paid by Tenant or taken as a credit by Tenant according to the provisions set forth above; provided, however, that Tenant shall not be obligated to pay such deficiencies if the demand for payment thereof is not made by Landlord within one (1) year of Tenant's receipt of Landlord's Notice. This provision shall survive the termination of the Lease.

        (h) Real Estate Tax Appeal. Landlord shall retain the sole right to participate in any proceedings to establish or contest the amount of Real Estate Taxes. If a complaint against valuation, protest of tax rates or other action increases or decreases the Real Estate Taxes for any calendar year, resulting in an increase or decrease in rent hereunder, the Real Estate Taxes for the affected calendar year shall be recalculated accordingly and the resulting increased rent plus the expenses incurred in connection with such contest, or decreased rent, less the expenses incurred in connection with such contest, shall be paid simultaneously with or applied as a credit against, as the case may be, the rent next becoming due.

        (i) Other Charges. All costs, expenses and other sums that Tenant assumes or agrees to pay to Landlord pursuant to this Lease ("Other Charges") shall be deemed rental and, in the event of nonpayment thereof, Landlord shall have all the rights and remedies herein provided for in case of nonpayment of Base Rental. If a monthly installment of rent is not received on or before the fifth (5th) day of the month in which it is due, other remedies for nonpayment of rent notwithstanding, Tenant shall pay to Landlord, a late charge of five percent (5%) of such installment as rent for the purpose of defraying Landlord's administrative expenses incident to the handling of such overdue payment, and such past due rent shall bear interest at the greater of (i) a rate of interest equal to fifteen percent (15%) per annum; or (ii) a rate of interest equal to the prime rate as announced from time to time by Bank One, Columbus, N.A., plus three percent (3%) per annum (the "Default Rate"), for each day from the first day of the month through the date such monthly installment of rent is received by Landlord. For purposes of this Lease, "rent" shall mean Base Rental, Additional Rental, and Other Charges.

        (j) Place of Payment. Tenant shall pay all rent and other charges due under this Lease without demand, deduction or set off to Landlord c/o CB Commercial Real Estate Group, Department 1396, Cincinnati, Ohio 45263-1396, or at such other place as Landlord may designate from time to time hereafter by written notice to Tenant.

     4. Construction.

        (a) Improvements to be Constructed. Landlord shall perform at Landlord's expense, but subject to the Allowance provisions set forth below, and complete the work and make the installations in the Premises (the "Work" or "Landlord's Work) in accordance with the Final Approval Plans and Specifications (as defined in Paragraph 4(i) below). Tenant shall be entitled to a construction allowance equal to Thirty-Three Dollars ($33.00) per rentable square foot of the Premises or Eight Hundred Thirty-Two Thousand Seven Hundred Fifty-Five Dollars ($832,755.00) (the "Allowance"). The Allowance shall be applied against (i) the total cost of the Plans (including all architectural and engineering plans),
(ii) the cost of any demolition of the Premises, (iii) telephone and wiring costs, (iv) the construction management fee payable to Landlord's construction manager (which fee shall not exceed 2% of the total contracted price payable to Landlord's contractor for the Landlord's Work), (v) Tenant's actual moving costs and (vi) the cost of the Work. To the extent such costs exceed the Allowance, the excess shall be paid by Tenant to Landlord prior to the Commencement Date. In the event that the amount of the Allowance exceeds the cost of the Work, Tenant shall be entitled to a credit against Base Rent in an amount equal to such excess, but not to exceed two months of Base Rent. Landlord reserves the right (x) to make substitutions of materials or components of equivalent grade and quality when and if any specified material or component shall not be readily available, and (y) to make changes to the work reasonably necessitated by conditions met in the course of construction, except that no architectural or aesthetic changes may be made without Tenant's prior consent. In the event, and each time that any change order by Tenant causes the cost of the Work to be increased,
                                      -5-

Tenant shall be responsible for such increased cost. Except as expressly set forth in Final Approval Plans and Specifications or elsewhere in this Lease, Landlord has made no promise to alter, remodel or improve the Premises, the Building or the Property. The term "Landlord's Work" shall include all labor, material, utilities and utility connections, all supervision, approvals, licenses, certificates and permits and all inspections necessary to perform and complete the Landlord's Work as required under this Lease, including, without limitation, all engineering and balancing of the heating and air conditioning system. The Landlord's Work shall comply with (A) the Final Approved Plans and Specifications, (B) the provisions of this Lease, and (C) all laws, statutes, rules, regulations, requirements and orders of all governmental authorities, and of the Board of Fire Underwriters, having jurisdiction over the Premises. The Landlord's Work shall be pursued and completed in a diligent, first class and workmanlike manner, using only first-quality materials that are new, free from defects and in usable condition. Tenant shall appoint a representative ("Tenant's Representative") to interact with Landlord during the course of the Landlord's Work. During the course of construction, provided that there is no interference with the Landlord's Work, Tenant's Representative may from time to time enter upon the Premises and inspect the Landlord's Work
(but is under no obligation to do so) for the purpose of determining whether the Landlord's Work conforms in all material respects with the Final Approved Plans and Specifications and with the terms of this Lease. If Tenant or its other authorized agent reasonably determines that the Landlord's Work does not so conform, Tenant shall promptly notify Landlord.

        (b) Work Prior to Commencement Date. Landlord and Tenant shall cooperate with each other and respond promptly to all submissions in order to expeditiously complete and approve the Final Approved Plans and Specifications and meet the Estimated Completion Date. Any extension of time and modifications to plans and specifications shall be in writing, dated and signed by both parties. The Estimated Completion Date shall be postponed in the event of (i) the unavailability of materials and equipment that have been specified and requested by Tenant or (ii) delays caused by acts of God, strikes and other events beyond the reasonable control of Landlord, and neither circumstance shall give rise to liability of Landlord. Promptly after approval of the Final Approved Plans and Specifications, Landlord shall solicit written bids for the Landlord's Work from a list of at least three (3) reputable, independent contractors reasonably acceptable to Tenant, all of whom must use union employees for the Landlord's Work. Landlord shall identify and advise Tenant of the lowest bidder who is responsive to the bid package and who has demonstrated an ability to complete the Landlord's Work in compliance with the requirements of this Lease and within the required construction period. Following the selection and approval of the winning bid, Landlord shall promptly enter into a construction contract with the selected bidder, which contract shall include a one year warranty of Landlord's Work running from the contractor to Tenant.

        (c) Availability of Premises Prior to Commencement Date. Landlord shall, at Tenant's request, make the Premises available to Tenant before the Commencement Date to decorate, furnish, and equip the Premises, except that in entering the Premises for those purposes, Tenant shall not interfere with the completion of Landlord's Work. Notwithstanding anything to the contrary contained in this Lease, Tenant's use of the Premises for such work shall not create a landlord-tenant relationship between the parties, or constitute occupancy of the Premises within the meaning of the next sentence, but the provisions of Paragraphs 12 and 13 of this Lease shall apply. Provided that Tenant does not interfere with the Landlord's Work, Landlord and Landlord's contractor will cooperate and coordinate, to the extent feasible, with Tenant and Tenant's contractors, before and after the Commencement Date, to facilitate Tenant's installation of communications and computer equipment and cabling. Tenant shall use only union contractors when performing any work at the Premises.

        (d) Substantial Completion. As used herein, the work in the Premises shall be "substantially completed" when (i) the work has been completed in accordance with the Final Approved Plans and Specifications (subject to the completion of punch list items and in compliance with the requirements of this Lease), which will, except for any improvements or work to be performed by Tenant, allow Tenant to lawfully utilize and occupy the Premises for its intended purposes without significant interference to the customary business activities of Tenant by reason of the completion of Landlord's Work, and (ii) Landlord's architect, general contractor or construction representative has certified in writing that the Landlord's Work has been substantially completed in compliance with the requirements of this Lease (including all Exhibits). When
Landlord believes that the Landlord's Work is substantially completed, Landlord will notify Tenant in writing and shall at the same time submit to Tenant the items required under this Section 4(d) to the extent not previously provided. Within five (5) business days from receipt of that notice by Tenant, representatives of Landlord and Tenant shall inspect the Premises and shall cooperate in producing and shall sign a punch list identifying all items of work to be performed hereunder by Landlord which has either not been completed or which has not been completed properly (the "Punch List Items") and the time allowed by Landlord to complete such Punch List Items, and Landlord shall cause all Punch List Items to be diligently completed or corrected without additional cost, and in any event within sixty (60) days after the Commencement Date, but items shall not cause a postponement in the commencement of the Term. Notwithstanding anything set forth herein, Tenant acknowledges that it is unlikely that an unconditional certificate of occupancy will be issued by the City of Philadelphia at or prior to the Commencement Date. Within forty-five
(45) days after the Landlord's Work is substantially completed, Landlord shall provide Tenant with a report and back up documentation reasonably acceptable to Tenant identifying and itemizing the actual cost of the Landlord's Work and of any portion of the Allowance that has not been spent.

        (e) Delays. In the event of delays in substantial completion of the Premises by reason of any of the following (a "Tenant Delay"), rent shall commence to accrue as if the delay had not occurred. Accordingly, on the date the Premises are substantially completed, Tenant shall lose one day of its free rent period for each day of such delays:

            (i) changes in the work to be performed by Landlord in preparing the Premises for Tenant's occupancy, which are requested by Tenant after approval of the Final Approved Plans and Specifications; or

            (ii) delays, not caused by Landlord, in furnishing materials or procuring labor required for installations or work in the Premises which are not customarily provided by Landlord for office tenants in the Building (except that Landlord's approval of the Final Approved Plans and Specifications shall constitute an acknowledgement that all materials and labor called for therein are customarily provided for office tenants in the Building), provided that Tenant shall be notified of Landlord's good faith estimate of the anticipated delay promptly after discovery thereof by Landlord, and shall be given an opportunity to specify alternative materials or requirements or to return to installations or work customarily provided by Landlord for office tenants, and further provided that, in the event Tenant shall specify such alternative materials or requirements, any delay incurred prior to Landlord's notice of the anticipated delay with respect to the work in question shall not be considered to be a delay chargeable to Tenant under this Section 4(e) (and shall therefore not be subtracted in determining the Commencement Date); or

            (iii) any failure by Tenant, without regard to any grace period applicable thereto, to furnish any required plan, information, approval or consent within a required period of time.

        (f) Condition of Premises. Except as otherwise agreed to in writing, Tenant's taking possession of the Premises shall be conclusive evidence against Tenant that the Premises were in good order and satisfactory condition when Tenant took possession subject to punch list items, latent defects and the warranty given by Landlord's contractor. Landlord has made no representation respecting the condition of the Premises, the Building or the Property, except as is expressly set forth in Final Approved Plans and Specifications or elsewhere in this Lease. At the termination of this Lease, by lapse of time or otherwise, Tenant shall remove all Tenant's property, including but not limited to, trade fixtures, from the Premises, and shall return the Premises broom-clean and in as good a condition as when Tenant took possession or as same may thereafter have been put by Landlord, except for ordinary wear and tear, loss by fire or other casualty, and repairs that Landlord is required to make under this Lease. If Tenant fails to remove any or all of its property upon termination of this Lease, such property shall be deemed to be abandoned and shall become the property of Landlord.

        (g) Effect of Delays. Landlord presently estimates that the date of substantial completion of the Premises will be one hundred twenty (120) days after the date of approval of Final Approved Plans and Specifications. If substantial completion of the Premises shall occur at a later date, or if Landlord shall be delayed in the delivery of possession of the Premises to Tenant, or if repairs or improvements of the Premises to be performed by Landlord are not completed, or for any other reason, whether or not within Landlord's control, Landlord shall not be subject to any liability to Tenant. Under such circumstances, but subject to the provisions of Section 4(e) concerning delays attributable to Tenant, the rent reserved and covenanted to be paid herein shall not commence until possession of the Premises can be given to Tenant in the required state, and no such failure to give possession shall in any other respect affect the validity of this Lease or any obligation of the Tenant hereunder.

        (h) Overload. To coordinate orderly move-ins and move-outs, no furniture, freight or equipment of any kind exceeding three hundred (300) pounds shall be brought into the Building without prior notice to Landlord and Landlord shall have the right to designate the time and manner of moving of the same. Landlord shall have the right to prescribe the weight, size and position of all safes and other heavy equipment brought into the Building and also the times and manner of moving the same in and out of the Building. Safes or other heavy objects shall, if considered necessary by Landlord, stand on supports of such thickness as is necessary to properly distribute the weight. Landlord will not be responsible for loss of or damage to any such safe or property from any cause, and all damage done to the Building by moving or maintaining any such safe or other property shall be repaired at Tenant's expense.

        (i) Construction Documents. Tenant shall cause to be prepared complete and final "Construction Documents," consisting of (a) working drawings and (b) specifications, for the construction of the Premises for Tenant's occupancy. Tenant shall submit the Construction Documents to Landlord for Landlord's approval, which shall not be unreasonably withheld. Notwithstanding the foregoing, Landlord's approval may be withheld if, in Landlord's sole opinion, the work, as described in item of the Construction Documents: (i) is likely to adversely affect Building systems, the structure of the Building or the safety of the Building and/or its occupants; (ii) might impair Landlord's ability to furnish services to Tenant or other tenants in the Building: (iii) would increase the cost of operating the Building: (iv) would violate any governmental laws, rules or ordinances (or interpretations thereof); (v) contains or uses hazardous or toxic materials or substances; or (vi) would adversely affect the appearance of the Building: (vii) might adversely affect another tenant's premises. The approval by Landlord of the Construction Documents shall be subject to the following procedural requirements: Landlord shall review the Construction Documents and either approve the same or return the same to Tenant with requested modifications. In the event that Landlord fails to return the Construction Documents to Tenant within fifteen (15) days of the date of Landlord's receipt thereof, Tenant shall resubmit the Construction Documents to Landlord. Any Construction Document or modified Construction Document submitted to Landlord for approval a second time and not returned to Tenant with a written notice from Landlord requesting modifications within ten (10) business days after the date the document is received by Landlord shall be deemed approved by Landlord. The Construction Documents approved by Landlord (or deemed approved) shall be deemed the Final Approved Plans and Specifications for purposes of this Lease. In the event that Tenant desires to install a supplemental heating, ventilating and air conditioning system (at Tenant's sole cost and expense), Tenant shall prepare plans of such system and submit such plans to Landlord for its approval pursuant to the mechanism set forth above.

        (j) Landlord Delays. Notwithstanding anything contained in this Lease to the contrary but subject to Tenant Delays and Force Majeure, if the Landlord's Work is not substantially completed by the date which is one hundred fifty (150) days after the date of approval of the Final Approved Plans and Specifications, Tenant shall receive an abatement of all Base Rental, Additional Rental and Other Charges payable hereunder at the rate of one (1) day for each one (1) day after such date until the Landlord's Work is substantially completed. If substantial completion has not occurred by that date which is two hundred seventy (270) days after approval of the Final Approved Plans and Specifications, then at any time thereafter and prior to the date the Landlord's Work is substantially completed, Tenant may cancel this Lease by written notice to Landlord.

     5. Use of the Premises.

        (a) Use. Tenant shall use the Premises for general office purposes in connection with Tenant's business and for no other purpose whatsoever (the "Permitted Use"). In connection with the Permitted Use, Tenant may enjoy certain other ancillary uses typical in such spaces, including, without limitation, storage space, computer and telephone facilities, meeting rooms, multi-media facilities, and a kitchen or lunchroom for Tenant's employees and invitees, which may include, without limitation, a sink, refrigerator, ice machine, microwave oven, toaster oven, vending machines and related items and equipment. Tenant shall not, without the prior written consent of Landlord, exhibit, sell or offer for sale on the Premises or in the Building any article or thing, except those articles and things essentially connected with Tenant's stated use of the Premises.

        (b) Advertisement. Tenant shall not advertise the business, profession or activities of Tenant conducted in the Building in any manner which violates the letter of any code of ethics adopted by any recognized association or organization pertaining to such business of Tenant, and shall never use any picture or likeness of the Building in any circulars, notices, advertisements or correspondence without Landlord's prior written consent.

        (c) Solicitation. Tenant shall not disturb, solicit, or canvass any occupant of the Building and shall cooperate with Landlord to prevent same.

        (d) Care. Tenant shall use and occupy the Premises so that no other occupant of any adjoining premises will be unreasonably disturbed and shall create no nuisance in, upon or about the Premises. Subject to the provisions of Paragraph 8(b) and the other maintenance and repair obligations of Landlord described in this Lease, Tenant shall take good care of the Premises, the fixtures and appurtenances thereto, and all alterations, additions and improvements thereto. Tenant will not make or permit to be made any use of the Premises or any part thereof, and will not bring into or keep anything in the Premises or any part thereof, that (i) violates any of the covenants, agreements, terms, provisions and conditions of this Lease; (ii) directly is forbidden by public law, ordinance or regulation of any governmental or public authority (including zoning ordinances); (iii) is dangerous to life, limb or property; (iv) increases the risk to Landlord or any other tenant or invalidate or increase the premium cost of any policy of insurance carried on the Building or covering its operation; or (v) in the sole judgment of Landlord, in any way impairs or tends to impair the character, reputation or appearance of the Property as a first-class office building, or impairs or interferes with any of the services performed by Landlord for the Property. Landlord confirms that the Permitted Use of the Premises, and the ancillary uses to the extent that same are performed in strict confidence with applicable Insurance Requirements, shall not constitute a violation of clause (iv) above.

        (e) Noise; Odors. Tenant shall not use, keep or permit to be used or kept any foul or noxious gas or substance in the Premises; permit or suffer the Premises to be occupied or used in a manner offensive or objectionable to Landlord or other occupants of the Building by reason of noise, odors and/or vibrations; interfere in any way with other tenants or those having business therein; or bring in or keep any animals or birds in the Premises. Tenant shall not use the Premises for housing accommodations or lodging or sleeping purposes, or do any cooking therein, or use any illumination other than electric light. Landlord confirms that use by Tenant of its business machines and equipment, including telephones, calculators, copy machines, fax machines, computers and multi-media equipment in connection with its normal operations in compliance with the Permitted Use under this Lease shall not constitute a violation of this paragraph (e) and that this paragraph (e) shall not preclude the use of microwave oven and/or toaster oven in its kitchen or lunchroom.

     6. Alterations.

        (a) Prohibition. Tenant shall not make any alterations, additions or improvements (collectively, the "Alterations") in or to the Premises, or in or to the Building without the express prior written consent of Landlord; provided, however, that Landlord shall not be unreasonable in withholding consent to nonstructural Alterations. Before commencing any work in connection with the Alterations for which Landlord's approval is required, Tenant shall furnish to Landlord for its approval the following: (i) detailed plans and specifications therefor, (ii) names and addresses of each of the contractors and subcontractors, (iii) copies of all contracts, subcontracts and necessary permits, (iv) a payment and performance bond, or other indemnification, in form and amount satisfactory to Landlord, protecting Landlord against any and all claims, costs, damages, liabilities and expenses that may arise in connection with the Alterations, (v) sworn contractor's statements and mechanic lien waivers covering all work to be performed and such other documentation as is necessary to comply fully with the mechanics' lien law of the state in which the Premises is located, and (vi) certificates of insurance, in form and amount satisfactory to Landlord, from all contractors and subcontractors who will perform labor or furnish materials, insuring Landlord against any and all liability for personal injury, including workers' compensation claims and for property damage that may arise out of or be in any manner connected with the Alterations. Notwithstanding anything to the contrary contained in the preceding subparagraph (a), Tenant shall have the right, without having to first obtain Landlord's consent, to decorate the Premises (including without limitation painting, installing of wall covering and hanging artwork), to install partitions and to make other non-structural alterations within the Premises (collectively, "Permitted Alterations") provided that Tenant gives Landlord prior written notice of any such Permitted Alterations. Tenant shall use only union contractors when performing any Alterations.

        (b) Indemnification. In addition to the indemnity set forth in Paragraph 12 of this Lease, Tenant hereby specifically agrees to indemnify and hold harmless Landlord from and against any and all liabilities, costs and expenses of every kind and description, including attorneys' fees, that may arise out of or in any manner be connected with any Alterations made by Tenant. Tenant shall pay the cost of all such Alterations and all costs associated with decorating the Premises that may be occasioned thereby. Upon completion of any such Alterations for which Landlord's consent is required, Tenant shall furnish Landlord with (i) upon Landlord's request, receipted bills covering all labor and materials used, (ii) such documentation as is necessary to comply fully with the mechanics' lien law of the state in which the Premises are located; (iii) a true and correct copy of the certificate of occupancy, if one is issued; and
(iv) a certificate of Tenant's architect, engineer or general contractor stating that such Alterations were made in accordance with the plans and specifications. Notice is hereby given that Landlord shall not be liable for any labor or materials furnished or to be furnished to Tenant upon credit, and that no mechanic's or other lien for such labor or material shall attach to or affect the reversion or other estate or interest of Landlord in and to the Premises.

        (c) Compliance and Supervision of Alterations. All Alterations made by Tenant hereunder shall be installed in a good and workmanlike manner, using only materials of the same or higher quality as those installed in the Building. All Alterations shall comply with all requirements of Landlord's insurance carriers and with all applicable laws, rules, ordinances and regulations of any lawful authority. Tenant shall permit Landlord to supervise construction operations in connection with any such Alterations, if Landlord requests the right to do so (but Landlord shall have no obligation to make such requests, or having done so, to supervise construction). Landlord's supervision of construction shall be done solely for the benefit of Landlord and shall not alter Tenant's liability and responsibility under this Paragraph 6.

        (d) Landlord's Property. All Alterations, whether temporary or permanent, including hardware, non-trade fixtures and wall and floor coverings, whether placed in or upon the Premises by Landlord or Tenant, shall become Landlord's property and shall remain with the Premises at the termination of this Lease, whether by lapse of time or otherwise, without compensation, allowance or credit to Tenant; provided, however, that notwithstanding the foregoing, Landlord may request that any or all of said Alterations in or upon the Premises made by Tenant be removed by Tenant at the termination of this Lease (except that in any event, Tenant may at its option leave its computer cabling and telephone wiring behind). If Landlord requests such removal or if Tenant removes its trade fixtures, Tenant shall remove the same prior to the end of the Term and shall repair all damage to the Premises, the Building or the Property caused by such removal. Tenant shall not, however, be required to remove pipes and wires concealed in floors, walls or ceilings, provided that Tenant properly cuts and caps the same, and seals them off in a safe, lawful and workmanlike manner, in accordance with Landlord's reasonable requirements and all applicable building codes. If Tenant does not remove any Alterations when requested by Landlord to do so, Landlord may remove the same and repair all damage caused thereby, and Tenant shall pay to Landlord the cost of such removal and repair immediately upon demand therefor by Landlord, plus fifteen percent (15%) of the cost of such removal to reimburse Landlord for its administrative expense. Tenant's obligation to observe or perform this covenant shall survive the expiration or termination of this Lease.

        (e) Wiring. Landlord will direct electricians as to where and how telephone and computer wires are to be introduced. After completion of work, no boring or cutting for wires will be allowed without Landlord's written consent. The location of telephones, call boxes and other office equipment affixed to the Premises after the completion of Landlord's work shall be subject to Landlord's approval.

     7. Mechanics' Liens.

        (a) Tenant's Discharging of Liens. If, because of any act or omission of Tenant, any mechanic's lien or other lien, charge or order for the payment of money shall be filed against any portion of the Premises, Tenant, at its own cost and expense, shall cause the same to be discharged of record or bonded against within twenty (20) days of the filing thereof unless Tenant shall contest the validity of such lien by appropriate legal proceedings diligently conducted in good faith and without expense to Landlord; and Tenant shall indemnify and save harmless Landlord against and from all costs, liabilities, suits, penalties, claims and demands, including reasonable attorneys' fees, on account thereof.

        (b) Landlord's Discharging of Liens. If Tenant shall fail to cause such liens to be discharged of record or bonded against within the aforesaid twenty (20) day period or shall fail to satisfy such liens within ten (10) days after any judgment in favor of such lien-holders from which no further appeal might be taken, then Landlord shall have the right to cause the same to be discharged. All amounts paid by Landlord to cause such liens to be discharged, plus interest on such amounts at the Default Rate shall constitute Other Charges payable by Tenant to Landlord.

     8. Maintenance and Repair.

        (a) Tenant's Maintenance. Subject to Landlord's janitorial obligations, and the other maintenance and repair obligations of Landlord stated in this Lease, Tenant, at its sole cost and expense, shall maintain and repair during the Term of this Lease the Premises and every part thereof and any and all appurtenances thereto, including but not limited to, the doors and interior walls of the Premises; special light fixtures installed by or at Tenant's request or as part of the Landlord's Work; kitchen fixtures; auxiliary heating, ventilation, or air-conditioning equipment installed by or at Tenant's request that serve the Premises only; private bathroom fixtures and any other type of special equipment, together with related plumbing or electrical services; and rugs, carpeting, wall coverings, and drapes within the Premises, whether installed by Tenant or by Landlord on behalf of Tenant, and whether or not such items will become Landlord's property upon expiration or termination of this Lease. Notwithstanding the provisions hereof, in the event that repairs required to be made by Tenant become immediately necessary to avoid possible injury or damage to persons or property, Landlord may, but shall not be obligated to, make repairs to such items at Tenant's expense, which shall constitute Other Charges payable by Tenant to Landlord. Within ten (10) days after Landlord renders a bill for the cost of said repairs, Tenant shall reimburse Landlord. Tenant may satisfy its maintenance and repair obligations hereunder by requesting Landlord to cause its contractors to perform such maintenance or repairs on Tenant's behalf and bill Tenant for the cost thereof, the payment of which is due within ten (10) days after Landlord renders the bill to Tenant.

        (b) Landlord's Maintenance. Subject to Paragraph 8(a) above, Landlord shall, at Landlord's cost (except to the extent required to be reimbursed to Landlord as provided elsewhere in this Lease) keep, repair and maintain the Building (including the roof and structural members, the Common Areas, mechanical and electrical equipment, the exterior and architectural finish, and all items except those excepted elsewhere in this Lease) of which the Premises are a part, and the lawn, shrubs and other landscaping on the Property, all in good and tenantable condition comparable to other first class office buildings in Philadelphia, Pennsylvania, during the Term of this Lease and shall comply with all laws applicable to the operation of the Building. In addition, subject to the provisions of Paragraph 19 relating to fire and other casualty, Landlord shall perform all necessary replacements of portions of the Building. Landlord shall, in addition, supply reasonable snow removal for the walkways of the Property during Normal Business Hours (as hereinafter defined). Tenant shall notify Landlord promptly when any repair to be made by Landlord is necessary. If any portion of the Building or the Premises is damaged through the fault or negligence of Tenant, its agents, employees, invitees or customers, then Tenant shall promptly and properly repair the same at no cost to Landlord; provided, however, that Landlord may, at its option, make such repairs and Tenant shall, on demand, pay the cost thereof, together with interest at the Default Rate to Landlord as Other Charges. Tenant shall promptly give Landlord written notice of any defect or need for repairs, after which notice Landlord shall have reasonable opportunity to repair same or cure such defect. For the purposes of making any repairs or performing any maintenance, Landlord may temporarily block, close or change any entrances, doors, corridors, elevators, or other facilities in the Building or in the Premises, and may temporarily close, block or change sidewalks, driveways or parking areas of the Property. Landlord shall not be liable to Tenant, except as expressly provided in this Lease, for any damage or inconvenience and Tenant shall not be entitled to any abatement of rent by reason of any repairs, alterations or additions made by Landlord under this Lease. Landlord represents and warrants that its operation of the Building is not currently in violation of any applicable laws.

        (c) Inspection. Tenant shall permit Landlord, its agents, employees and contractors, at any time in the event of an emergency, and otherwise at reasonable times, and upon at least 24 hours prior notice, to take any and all measures, including inspections, repairs, alterations, additions and improvements to the Premises or to the Building, as may be necessary or desirable to safeguard, protect or preserve the Premises, the Building or Landlord's interests; to operate or improve the Building; to comply on behalf of Tenant with all laws, orders and requirements of governmental or other authority with which Tenant is obligated to comply under this Lease (if Tenant fails to do so); to examine the Premises to verify Tenant's compliance with all of the terms, covenants, obligations and conditions of this Lease; or to exercise any rights with respect to the Premises that Landlord may exercise in the event of default by Tenant. Each such entry shall be, to the extent possible, accomplished without unreasonable disruption of Tenant's business.

     9. Common Areas.

        (a) Grant. During the Term of this Lease, Landlord grants to Tenant, its employees, customers and invitees, a nonexclusive license to use, in common with all others to whom Landlord has granted or may hereafter grant a license to use, the common areas of the Property, including but not limited to, the sidewalks, lobbies, halls, passages, exits, entrances, elevators, stairways, restrooms, parking areas (except as provided for in subparagraph (b) below), driveways and landscaped areas (collectively, the "Common Areas") subject to reasonable rules and regulations respecting the Common Areas as Landlord may from time to time promulgate and provided that such rules and regulations do not discriminate against Tenant, are uniformly enforced against all Tenants of the Building, and do not unreasonably restrict Tenant's rights under this Lease. The Common Areas shall not be obstructed by Tenant or used for any purpose other than for ingress to and egress from the Premises. The Common Areas are not for the use of the general public and Landlord shall in all cases retain the right to control and prevent access thereto by all persons whose presence, in the judgment of Landlord, shall be prejudicial to the safety, character, reputation and interests of the Building and its tenants, provided that nothing herein contained shall be construed to prevent such access to persons with whom Tenant normally deals in the ordinary course of Tenant's business unless such persons are engaged in illegal activities. Neither Tenant nor its employees, customers or invitees shall go upon the roof or mechanical floors or into mechanical areas of the Building.

        (b) Right to Change Common Areas. Landlord may do and perform such acts in and to the Common Areas as, Landlord, in the exercise of good business judgment, shall determine to be advisable. Landlord hereby reserves the right to make alterations, additions, deletions or changes to the Common Areas, including, but not limited to, changes in its size and configuration. Notwithstanding anything to the contrary contained in this Paragraph 9(b), in no event shall Landlord diminish any service or make any change which would diminish the usable area of the Premises.

     10. Building Services.

         (a) Electric. Landlord shall provide electric power to the Premises. Electric power furnished by Landlord is intended to be sufficient for that which is consumed in normal office use during Normal Business Hours for lighting, heating, ventilating, air conditioning and operating all office equipment (including, without limitation, free standing photocopiers and computers), and Landlord shall replace light bulbs, ballasts, and tubes when required, if requested by Tenant (the cost of such replacement light bulbs, ballasts and tubes, plus the labor cost of such replacement, to be chargeable to Tenant). Landlord reserves the right, if Tenant's consumption of electricity exceeds that required for normal office use during Normal Business Hours, to include a charge for such electricity as rent. Such charge shall be based upon the average cost per unit of electricity for the Building (based on the rates imposed by the utility provider) applied to the excess use as determined by a reputable independent engineer selected by Landlord, or at Landlord's option, to be determined by a submeter to be furnished and installed at Tenant's expense. If Tenant refuses to pay upon demand of Landlord such excess charge, such refusal shall constitute a breach of the obligation to pay rent under this Lease and shall entitle Landlord to the rights granted in this Lease for such breach. Tenant shall use reasonable care and caution to ensure that all electricity is shut off to prevent waste or damage.

         (b) Water. Landlord shall provide hot and cold water sufficient for drinking, lavatory and toilet purposes from the regular Building supply (at the prevailing temperature), and shall provide sanitary sewer facilities, through fixtures installed by Landlord (or by Tenant with Landlord's prior written consent); provided that Tenant shall reimburse Landlord, at rates fixed by Landlord, for water used by Tenant for supplementary air-conditioning or refrigerating installed by or exclusively for Tenant and for any other water used by Tenant (except for public drinking water and public lavatory use).

         (c) Air-Conditioning and Heat. Landlord shall provide, at no extra charge except for excess and after hours usage, air conditioning and heat to the Premises for comfortable occupancy during Normal Business Hours consistent with similar first class office buildings in Philadelphia, Pennsylvania, subject at all times, however, to restrictions placed upon Landlord by any duly constituted governmental agency and/or by any utility supplier. Tenant shall cooperate fully with Landlord to assure the effective operation of the Building's air-conditioning and heating systems, including the closing of venetian blinds and drapes, and if windows are operable, to keep them closed when the air-conditioning or heating system is in use. Tenant shall not use any apparatus or device in, upon or about the Premises that in any way may increase the amount of such services usually furnished or supplied to tenants in the Building, and Tenant shall not connect any apparatus or device with the conduits or pipes, or other means by which such services are supplied for the purpose of using additional or unusual amounts of such services, without the prior written consent of Landlord. If Tenant uses such services under this provision to excess, Landlord reserves the right to charge Tenant for such services, as rent. If Tenant refuses to make payment upon demand of Landlord, such excess charge shall constitute a breach of the obligation to pay rent under this Lease and shall entitle Landlord to the rights granted in this Lease for such breach. If Tenant desires to obtain air-conditioning or heating in excess of the services provided by Landlord as set forth above, Tenant may obtain such excess service from Landlord at the cost that Landlord is then charging for such excess service, which as of the date of this Lease is five cents per ton per hour for condensed water plus all additional electrical charges associated with the operation of the heating or air-conditioning system, which as of this date is $265.00 per hour.

         (d) Janitor Service. Landlord shall provide at no extra charge to Tenant janitor service in and about the Premises and the Building as set forth on Exhibit G at the end of each Monday, Tuesday, Wednesday, Thursday and Friday, except for Holidays (as hereinafter defined). Tenant shall not provide any janitor service without Landlord's prior written consent. If Landlord consents to janitor service provided by Tenant, the same shall be subject to Landlord's rules and regulations and to Landlord's supervision, but at Tenant's sole cost and expense (without reduction in Base Rental or Additional Rental). Landlord shall further provide carpet cleaning in the Common Areas and window cleaning at such times as may be consistent with comparable first-class office buildings in Philadelphia, Pennsylvania. Each Tenant shall cooperate with any janitor service in keeping the Premises reasonably neat and clean. Landlord shall be in no way responsible to Tenant, its agents, employees or invitees, for any loss of property from the Premises or for any damage to property thereon, from any cause.

         (e) Elevator Service. Landlord shall provide passenger elevator and freight elevator during Normal Business Hours and shall provide at least one passenger elevator to the Premises at all other times in order to comply with Paragraph 10 (H) below.

         (f) Interruption of Services. Tenant hereby acknowledges that any one or more of the utilities or building services specified in this Paragraph 10 may be interrupted or diminished temporarily by Landlord or other person until certain repairs, alterations or other improvements to the Premises or other parts of the Property can be made or by any event or cause which is beyond Landlord's reasonable control, including, without limitation, any ration or curtailment of utility services; that Landlord does not represent, warrant or guarantee to Tenant the continuous availability of such utilities or building services, except that Landlord shall use reasonable efforts to restore any interrupted or diminished utilities or services; and, except as otherwise provided in this Lease, that any such interruption shall not be deemed or construed to be an interference with Tenant's right of possession, occupancy and use of the Premises, shall not render Landlord liable to Tenant for damages or entitle Tenant to any reduction of Base Rental, and shall not relieve Tenant from its obligation to pay Base Rental and to perform its other obligations under this Lease.

         (g) Energy Curtailment. Landlord and Tenant specifically acknowledge that energy shortages in the region in which the Property is located may from time to time necessitate reduced or curtailed energy consumption on the Property. Tenant shall comply with all such rules and regulations as may be promulgated from time to time by any governmental authority with respect to energy consumption, and during such period of time as such governmental authority may so require, Tenant shall reduce or curtail operations in the Premises as shall be directed by Landlord or such governmental authority. Compliance with such rules and regulations and/or such reduction or curtailment of operation shall not constitute a breach of Landlord's covenant of quiet enjoyment or otherwise invalidate or affect this Lease, and Tenant shall not be entitled to any diminution or abatement in Base Rental during the periods of reduction or curtailment of operations.

         (h) Normal Business Hours. For purposes of this Lease, "Normal
Business Hours" shall mean 8:00 a.m. to 6:00 p.m., Monday through Friday, and 8:00 a.m. to 1:00 p.m. on Saturday and not including Sundays and Holidays. Notwithstanding anything contained in this Lease to the contrary, but subject to the rules and regulations and the Building's security plan in effect from time to time, Tenant, its employees, agents and invitees shall have access to the Premises through at least one passenger elevator twenty-four (24) hours a day, seven days a week.

         (i) Holidays. For purposes of this Lease, Holidays shall mean New Year's Day, Memorial Day, Fourth of July, Labor Day, Thanksgiving and Christmas.

         (j) Directory. Landlord shall maintain a directory of office tenants in the lobby area of the Building, on which shall be listed the name of Tenant and its organizational divisions or affiliates.

     11. Estoppel Certificates.

         (a) Within ten (10) business days after written request by Landlord, Tenant shall execute, acknowledge and deliver to Landlord or to Landlord's mortgagee, prospective mortgagee, land lessor or prospective purchaser of the Property or any part thereof, an estoppel certificate, in form and substance substantially similar to that attached as Exhibit E and incorporated herein by reference. Tenant shall make such modifications to such estoppel certificate as may be necessary to make such certificate true and accurate, it being intended that any such statement delivered pursuant to this Paragraph 11 may be relied upon by any such mortgagee, prospective mortgagee, prospective purchaser, or land lessor of the Property. If Tenant fails to provide such estoppel certificate with ten (10) business days after Landlord's request, Tenant shall be deemed to have approved the contents of any such certificate submitted to Tenant by Landlord and Landlord is hereby authorized to so certify.

         (b) Within thirty (30) business days after written request by Tenant in connection with Tenant's borrowing of funds or the sale of all or substantially all of the assets of Tenant or a controlling ownership interest in Tenant only, Landlord shall execute, acknowledge and deliver to Tenant or to Tenant's lender, prospective lender, purchaser or prospective purchaser, an estoppel certificate, in form and substance substantially similar to that attached as Exhibit E-1 and incorporated herein by reference. Landlord shall make such modifications to such estoppel certificate as may be necessary to make such certificate true and accurate, it being intended that any such statement delivered pursuant to this Paragraph 11(b) may be relied upon by any such lender, prospective lender, purchaser or prospective purchaser. If Landlord fails to provide such estoppel certificate with thirty (30) business days after Tenant's request, Landlord shall be deemed to have approved the contents of any such certificate submitted to Landlord by Tenant and Tenant is hereby authorized to so certify.

     12. Indemnification; Waiver of Claims.

         (a) Tenant shall protect, indemnify, defend, and hold harmless Landlord, its agents, servants, employees, officers, directors and partners forever against and from (i) any penalty, damages, charges or costs imposed or resulting from any violation of any law, order or ordinance of any governmental agency, or by the use and occupancy of the Premises by Tenant, whether occasioned by the neglect of Tenant or those holding under Tenant; (ii) all claims, losses, costs, damages and expenses, including attorneys' fees, arising out of or from any accident or other occurrence on or about the Premises or the Property causing injury to any person or property, except caused by the sole active negligence or intentional act or omission of Landlord or its servants, agents or employees; (iii) all claims, losses, costs, damages and expenses, including attorneys' fees, arising out of any failure of Tenant in any respect to comply with or perform all the requirements and provisions of this Lease or arising out of any use of the Premises or the Property by Tenant or any one claiming by, through or under Tenant.

         (b) Landlord shall not be liable for, and Tenant hereby waives all claims against Landlord, (i) for any and all damage or loss to fixtures, equipment or other property of Tenant and its servants, agents, employees, contractors, suppliers, invitees, patrons and guests, in, upon or about the Premises or the Property, or (ii) for injury or death to any person, occurring in, upon or about the Premises or the Property, resulting from any cause whatever (except caused by the sole active negligence or intentional act or omission of Landlord or its servants, agents or employees), including, but not limited to, water, snow, frost, ice, explosion, falling plaster, fire or gas, smoke or other fumes, nor by reason of the leaking, breaking, backing up or other malfunction of any lines, wires, pipes, tanks, boilers, lifts or any other appurtenances, regardless by whom installed or maintained (Tenant hereby expressly assuming all responsibility for the safety and security of the person and property of Tenant, and its servants, agents, employees, contractors, suppliers, invitees, patrons and guests, while in, upon or about the Premises). The occurrence of any event described in this Paragraph 12 shall not constitute a breach of Landlord's covenant of quiet enjoyment set forth in Paragraph 17.

     13. Insurance.

         (a) Tenant's Insurance. Tenant, at its sole cost and expense, shall carry during the entire Term of this Lease, the following types of insurance:

             (i) Commercial general liability insurance against injuries to persons occurring in, upon or about the Premises, with minimum coverage of Five Million Dollars ($5,000,000.00) per occurrence and Five Million Dollars ($5,000,000.00) aggregate coverage per one (1) accident or disaster, and One Million Dollars ($1,000,000.00) for property damage;

             (ii) Fire, extended coverage, vandalism and malicious mischief, and sprinkler damage and all-risk insurance coverage on all personal property, trade fixtures, floor coverings, wall coverings, furnishings, furniture, and contents for their full insurable value on a replacement cost basis;

             (iii) Business interruption insurance, against loss or damage resulting from the same risks as are covered by the insurance mentioned in subparagraph (i) above in an amount equal to the aggregate of one (1) year's requirement of (A) Base Rental, (B) the amounts payable by Tenant for Additional Rental as provided in subparagraph 3(b), and (C) insurance premiums necessary to comply with this Paragraph 13; and

             (iv) Workers' Compensation or similar insurance, if and to the extent required by law and in form and amounts required by law.

         (b) Landlord as Additional Insured. All such insurance required to be maintained by Tenant shall name Landlord as an additional insured and shall be written with a company or companies reasonably satisfactory to Landlord, having a policyholder rating of at least "A" and be assigned a financial size category of at least "Class XIV" as rated in the most recent edition of "Best's Key Rating Guide" for insurance companies, and authorized to engage in the business of insurance in the state in which the Premises are located. Tenant shall deliver to Landlord copies of such policies and customary insurance certificates evidencing such paid-up insurance. Such insurance shall further provide that the same may not be canceled, terminated or modified unless the insurer gives Landlord and Landlord's mortgagee(s) at least sixty (60) days' prior written notice thereof.

         (c) Landlord's Insurance. Landlord shall maintain in force, at all times during the Term of this Lease, a policy or policies of fire insurance to the extent of at least one hundred percent (100%) of the insurable value of the Building.

         (d) Increase in Premiums. If insurance premiums payable by Landlord or any other tenant are increased as a result of any breach of Tenant's obligations under this Lease or as a result of Tenant's particular use and occupancy of the Premises, Tenant shall pay to Landlord an amount equal to any increase in such insurance premiums.

     14. Waiver of Subrogation. Notwithstanding anything contained in this Lease to the contrary, neither Landlord nor Tenant shall be liable to the other for any business interruption or any loss or damage to property or in any manner growing out of or connected with Tenant's use and occupation of the Premises, the Building or the Property or the condition thereof, or of the adjoining property, whether or not caused by the negligence or other fault of Landlord or Tenant or of their respective agents, employees, subtenants, licensees or assignees; provided, however, that this release shall apply only to the extent that such business interruption or loss or damage is covered by insurance or is required to be covered by insurance under this Lease, regardless of whether such insurance is payable to or protects Landlord or Tenant or both. Nothing in this Paragraph 14 shall be construed to impose any other or greater liability upon either Landlord or Tenant than would have existed in the absence hereof. Because this Paragraph 14 will preclude the assignment of any claim mentioned in it by way of subrogation (or otherwise) to an insurance company (or any other person), each party to this Lease agrees immediately to give to each insurance company that has issued to it policies of fire and extended coverage insurance, written notice of the terms of the mutual waivers contained in this paragraph, and to have the insurance policies properly endorsed, if necessary, to prevent the invalidation of the insurance coverages because of the mutual waivers contained in this Paragraph 14.

     15. Holding Over. If Tenant retains possession of the Premises or any part thereof after the termination of this Lease, such tenancy shall (without limitation on any one of Landlord's rights or remedies therefor) be one at sufferance from month to month and Tenant shall pay Landlord rent at one and one-half (1 1/2) times the monthly rate in effect immediately prior to the termination of this Lease for the time the Tenant remains in possession. No acceptance of rent by, or other act or statement whatsoever on the part of Landlord or its agent or employee, in the absence of a writing signed by Landlord, shall be construed as an extension of or as a consent for further

                                      -16
occupancy. Tenant shall indemnify Landlord for all damages, consequential as well as direct, sustained by reason of Tenant's retention of possession. The provisions of this Paragraph 15 do not exclude pursuit of Landlord's right of re-entry or any other right hereunder.

     16. Assignment and Sublease.

         (a) Prohibition.

             (i) Except as expressly permitted below, Tenant shall not assign, convey, mortgage, pledge, encumber or otherwise transfer this Lease or any interest therein, sublet the Premises or any part thereof, or permit the use or occupancy of the Premises or any part thereof by anyone other than Tenant, without receiving Landlord's prior written consent, which consent shall not be unreasonably withheld or delayed. Any purported transfer, encumbrance, pledge, mortgage, assignment or subletting not in compliance herewith shall be void and of no force or effect. In the event of any assignment, subletting, transfer or occupancy by someone other than Tenant, whether or not expressly or impliedly approved by Landlord, Tenant shall, nevertheless, at all times, remain fully responsible and jointly and severally liable for the payment of the rent and for compliance with all other obligations imposed upon Tenant under the terms, provisions and covenants of this Lease. Any assignment or sublease shall contain a provision whereby the assignee or subtenant agrees to comply with and be bound by all of the terms, covenants, conditions, provisions and agreements of this Lease to the extent applicable, and Tenant shall deliver to Landlord, promptly after execution, an executed copy of each assignment or sublease and an agreement of compliance by each assignee or subtenant. Any sublease shall also contain a provision that in the event of default by Tenant hereunder and a termination of this Lease by Landlord, such subtenant shall, at Landlord's option, attorn to Landlord as if Landlord were the lessor under the sublease. Notwithstanding the foregoing, Tenant shall have the right to assign this Lease or sublet all or a portion of the Premises to its parent corporation, any wholly-owned subsidiary, any entity which controls or is under common control with Tenant or any entity which acquires all or substantially all of the stock or assets of Tenant as a result of consolidation, merger or sale. Tenant shall also have the right to restructure or reconfigure as a limited liability company, permit the transfer of stock among existing shareholders or members, admit new shareholders or members and publicly offer stock or other ownership units.

             (ii) Notwithstanding anything to the contrary contained in this Paragraph 16(a), it is understood and agreed that Tenant may without Landlord's prior written consent, and without becoming subject to the provisions of this Paragraph 16:

                   (1) Restructure or reconfigure as a limited liability company;

                   (2) Transfer stock among existing stockholders or members or admit new stockholders or members, and publicly trade stock, provided no change in operational control of Tenant occurs as a result. For purposes of this
Section 16(a)(ii), "control" shall be deemed to mean ownership of at least fifty per cent (50%) of all voting stock of a corporation or at least fifty per cent (50%) of all legal and equitable interests in any other entity.

         (b) Option to Cancel. Upon receipt of Tenant's written request for Landlord's consent to subletting, assignment, transfer or occupancy by someone other than Tenant, Landlord shall have the option to cancel this Lease as of the date the requested subletting, assignment, transfer or occupancy by someone other than Tenant is to be effective. Landlord shall exercise its option to cancel this Lease by written notice to Tenant within thirty (30) days after Landlord receives Tenant's request for Landlord's consent. This subparagraph (b) shall not apply with respect to an assignment or subletting permitted under Paragraph 16(a)(ii) above.

         (c) Right to Collect Rents Directly. Upon the occurrence of an "event of default" as set forth in Paragraph 21 hereof, if all or any part of the Premises is then assigned, sublet, transferred or occupied by someone other than Tenant, then, in addition to any other remedies provided in this Lease or provided by law, Landlord, at its option, may collect directly from the assignee, subtenant, transferee or occupant all rent becoming due to Tenant by reason of the assignment, sublease, transfer or occupancy. Any collection directly by Landlord from the assignee or subtenant shall not be construed to constitute a novation or a release of Tenant from the further performance of its obligations under this Lease.

         (d) Excess Rent. If Tenant assigns this Lease or sublets all or a portion of the Premises for an amount in excess of (i) the Base Rental (or the pro rata share of Base Rental in the case of a sublease of a portion of the Premises), minus (ii) all expenses associated directly with such sublease or assignment, including, without limitation, construction fees and expenses, free rental, advertising fees, promotion expenses, brokerage commissions and legal fees, then Tenant shall pay to Landlord, as rent, fifty percent (50%) of such excess received by Tenant.

     17. Quiet Enjoyment. If Tenant shall pay the rents and other sums due to be paid by Tenant hereunder as and when the same become due and payable, and if Tenant shall keep, observe and perform all of the other terms, covenants and agreements of this Lease on Tenant's part to be kept, observed and performed, Tenant shall, at all times during the Term herein granted, peacefully and quietly have and enjoy possession of the Premises without any encumbrance or hindrance by, from or through Landlord, except for regulations imposed by any governmental or quasi-governmental agency on the occupancy of Tenant or the conduct of Tenant's business operations. Notwithstanding anything to the contrary contained in this Lease, if Tenant is prevented in whole or in part from the free, uninterrupted and unimpeded enjoyment of the use of the Premises or the fixtures therein or the utilities serving the Premises, and as a result Tenant's business is substantially interfered with, and such interference continues for more than five (5) consecutive business days by reason of (i) Landlord's default under this Lease, (ii) Landlord's making of repairs or alterations, other than repairs or alterations made on behalf of Tenant pursuant to Paragraph 8(a) above, in or to the Building or the Premises or (iii) any cause within the reasonable control of Landlord, then and in each and all such cases, all rent payable under this Lease shall be abated retroactively to the first day of such interruption and shall continue until full use and enjoyment of the Premises is restored to Tenant.

     18. Compliance with Laws and with Rules and Regulations.

         (a) Laws. Tenant, at its sole cost and expense, shall procure any permits and licenses required for the transaction of Tenant's particular business in the Premises. Tenant, at its sole cost and expense, shall promptly observe and comply with all present and future laws, ordinances, requirements, orders, directives, rules and regulations of all state, federal, municipal and other agencies or bodies having jurisdiction relating to the use, condition and occupancy of or activities in the Premises, the Building and the Property ("Governmental Requirements") at any time in force, applicable to the Premises or to Tenant's use thereof, except that Tenant shall not be under any obligation to comply with any law, ordinance, rule or regulation requiring any structural alteration of the Premises, unless such alteration is required because of a condition that has been created by, or at the instance of, Tenant, or is required by reason of a breach of any of Tenant's covenants and agreements under this Lease. Landlord shall not be required to repair any injury or damage by fire or other cause, or to make any repairs or replacements of any panels, decoration, office fixtures, railing, ceiling, floor covering, partitions, or any other property installed in the Premises by Tenant. Tenant, shall also, during the Term and any extension or renewals hereunder, comply with at its own cost and expense, and shall promptly correct any violation of all requirements of any insurance underwriters ("Insurance Requirements") caused by Tenant. Tenant shall indemnify, defend and hold Landlord harmless from and against any and all losses, damages, claims of third parties and cost of correcting expenses (including attorneys fees and costs of suit or administrative proceedings) or fines arising out of Tenant's failure to comply with Governmental Requirements or Insurance Requirements. The provisions of this Paragraph 18(a) shall survive the expiration or termination of this Lease. Landlord shall comply with all Governmental Requirements and Insurance Requirements regarding the Building except to the extent Tenant must comply under this Paragraph 18(a) or other tenants of the Building must comply under comparable provisions of their leases.

         (b) Rules and Regulations. Subject to the qualifications set forth in Paragraph 9(a) above, Tenant shall comply with all rules and regulations for the Building, which current rules and regulations are attached hereto as Exhibit F and with such reasonable modifications thereof and additions thereto as Landlord may make hereafter, from time to time. Notwithstanding anything contained in this Lease, Landlord shall not be responsible nor liable to Tenant, its agents, representatives, employees, invitees or licensees, for the nonobservance by any other tenant of any rules and regulations.

     19. Fire and Casualty.

         (a) Termination. If the Premises or the Building or any substantial part of either is damaged or destroyed by fire or other casualty, cause or condition whatsoever, and such damage or destruction cannot be repaired within one hundred twenty days (120) days (as estimated by a reputable architect or engineer within 30 days after such casualty), either Landlord or Tenant may terminate this Lease, by written notice to the other given within thirty (30) days after such damage. If the Premises are damaged or destroyed or access thereto or use thereof is affected by the damage, then Landlord's termination shall be effective as of the date of such damage; otherwise said termination shall be effective thirty (30) days after such notice.

         (b) Restoration. Unless this Lease is terminated as herein above provided, Landlord shall proceed with due diligence to restore, repair and replace the Premises and the Building to the same condition as they were in as of the Commencement Date. Provided such damage or destruction was not caused or contributed to by an intentional act or negligence of Tenant, its agents, employees, invitees or those for whom Tenant is responsible, from and after the date of such damage to date of completion of said repairs, replacements and restorations, a just proportion of the rent shall abate according to the extent Tenant is deprived of the full use and enjoyment of the Premises for its normal business operations by reason of such damage. Landlord shall be under no duty to restore any alterations, improvements or additions made by Tenant. In all cases, due allowance shall be given to Landlord for any reasonable delays caused by adjustment of insurance loss, strikes, labor difficulties or any cause beyond Landlord's control. However, if for any reason the damage is not repaired within 270 days from the date such damage occurred, Tenant shall have the right to cancel this Lease by giving Landlord written notice of its intention to do so, which notice shall be effective thirty (30) days after the date Landlord receives such notice unless such damage has been restored by such date.

     20. Eminent Domain.

         (a) Taking. If all the Premises or a substantial part thereof shall be taken for any public or quasi-public use under any statute or by rights of eminent domain or by private purchase in lieu thereof, this Lease shall terminate as of the date of vesting of title. Landlord shall be entitled to receive the entire award paid for such taking or condemnation, Tenant hereby assigning to Landlord all Tenant's right, title and interest therein, if any. Nothing contained herein shall be deemed to give Landlord any interest in or to require Tenant to assign to Landlord any award made to Tenant for the taking of personal property or fixtures belonging to Tenant, for the interruption of or damage to Tenant's business or for Tenant's moving expenses but only if such award shall be in addition to the award for the Property and the Building (or portion thereof) containing the Premises.

         (b) Termination. If fifty percent (50%) or more of the Building other than the Premises shall be condemned, taken or purchased in lieu thereof, then Landlord may terminate this Lease by notifying Tenant of such termination within sixty (60) days after the date of vesting of title. This Lease shall expire on the date specified in such notice of termination, which date shall be not less than sixty (60) days after the giving of such notice. The rent hereunder shall be apportioned as of such termination date.

         (c) No Reduction in Rent. Any such taking, condemnation or temporary requisition which does not result in a termination of this Lease, as hereinbefore provided in this Paragraph 20, shall not be cause for any reduction or diminution of the rental payment hereunder.

     21. Default.

         (a) Defaults. If (i) Tenant fails to pay within five (5) days of the date when due any rent, or any other sums required to be paid hereunder by Tenant and such failure continues for more than five (5) days after written notice of such failure from Landlord (except that Landlord shall not be required to give such notice more than once for the same default during any 24 month period during the term); or (ii) Tenant defaults in the performance or observance of any other agreement or condition on its part to be performed or observed, and Tenant shall fail to cure said default within twenty (20) days after receipt of written notice thereof by Landlord; (except that if such default is of such nature that it cannot be cured within 20 days, Tenant shall, within such period, have commenced to cure such default and shall diligently pursue such cure, then Tenant shall have an additional 40 days to cure); or
(iii) Tenant files a voluntary petition in bankruptcy or is adjudicated a bankrupt or insolvent, or files any petition or answer seeking any arrangement, composition, liquidation or dissolution under any present or future federal, state or other statute, law or regulation relating to bankruptcy, insolvency or other relief for debtors or seeks or consents to or acquiesces in the appointment of any trustee, receiver or liquidator of Tenant or of all or any substantial part of its properties, or of the Premises, or makes any general assignment for the benefit of creditors, or admits in writing its inability to pay its debts generally as they become due; or (iv) a court enters an order, judgment or decree approving a petition filed against Tenant seeking any arrangement, composition, liquidation, dissolution or similar relief under any present or future federal, state or other statute, law or regulation relating to bankruptcy, insolvency or other relief for debtors, and such order, judgment or decree shall remain unvacated or unstayed for an aggregate of sixty (60) days (whether or not consecutive); or (v) Tenant fails to operate or closes its business upon the Premises, for reasons other than fire or other casualty or condemnation, for a period of fifteen (15) consecutive days; or (vii) Tenant abandons or vacates the Premises; then in any such event and at any time thereafter, Landlord may, without further notice to Tenant, and in addition to and not in lieu of any other rights or remedies available to Landlord at law or in equity, exercise any one or more of the following rights: (i)
     Upon five (5) days notice to Tenant, declare to be immediately due and payable, on account of rent and other charges herein reserved for the balance of the Term (taken without regard to any early termination of the Term on account of default), a sum equal to the Accelerated Rent Component (as hereinafter defined), and Tenant shall remain liable to Landlord as hereinafter provided; and/or (ii)Whether or not Landlord has elected to recover the Accelerated Rent Component, terminate this Lease on at least five (5) days notice to Tenant and, on the date specified in said notice, this Lease and the term hereby demised and all rights of Tenant hereunder shall expire and terminate and Tenant shall thereupon quit and surrender possession of the Premises to Landlord in the condition elsewhere herein required and Tenant shall remain liable to Landlord as hereinafter provided.

         (b) Accelerated Rent Component. For purposes hereof, the Accelerated Rent Component shall mean the aggregate of:

             (i) all Base Rental, Additional Rental and Other Charges due from Tenant to Landlord and in arrears at the time of the election of Landlord to recover the Accelerated Rent Component;

             (ii) the Base Rental reserved for the then entire unexpired balance of the Term (taken without regard to any early termination of the Term by virtue of any default), plus all other charges, payments, costs and expenses herein agreed to be paid by Tenant up to the end of the Term which shall be capable of precise determination at the time of Landlord's election to recover the Accelerated Rent Component, discounted to present value at the rate of three percent (3%) per annum; and

             (iii) Landlord's good faith estimate of the Additional Rental and Other Charges herein agreed to be paid by Tenant up to the end of the Term which shall not be capable of precise determination as aforesaid (and for such purposes no estimate of any component of Additional Rental or Other Charges to accrue pursuant to the provisions of this Lease shall be less than the amount which would be due if each such component continued at the highest monthly rate or amount in effect during the twelve (12) months immediately preceding the default), discounted to present value at the rate of three percent (3%) per annum.

         (c) Re-entry. In any case in which this Lease shall have been terminated, or in any case in which Landlord shall have elected to recover the Accelerated Rent Component and any portion of such sum shall remain unpaid, Landlord may without further notice, enter upon and repossess the Premises, by summary proceedings, ejectment or otherwise, and may dispossess Tenant and remove Tenant and all other persons and property from the Premises and may have, hold and enjoy the Premises and the rents and profits therefrom. Landlord may, in its own name, as agent for Tenant, if this Lease has not been terminated, relet the Premises or any part thereof for such term or terms (which may be greater or less than the period which would otherwise have constituted the balance of the Term) and on such conditions and provisions (which may include concessions or free rent) as Landlord in its sole discretion may determine. Landlord may, in connection with any such reletting, cause the Premises to be redecorated, altered, divided, consolidated with other space or otherwise changed or prepared for reletting. No reletting shall be deemed a surrender and acceptance of the Premises.

         (d) Continuing Liability. Tenant shall, with respect to all periods of time up to and including the expiration of the Term (or what would have been the expiration date in the absence of default or breach) remain liable to Landlord as follows:

             (i) In the event of termination of this Lease on account of Tenant's default or breach, Tenant shall remain liable to Landlord for damages equal to the rent payable under this Lease by Tenant as if this Lease were still in effect, less the net proceeds of any reletting after deducting all costs incident thereto (including without limitation all repossession costs, brokerage and management commissions, operating and legal expenses and fees, alteration costs and expenses of preparation for reletting) and to the extent such damages shall not have been recovered by Landlord by virtue of payment by Tenant of the Accelerated Rent Component (but without prejudice to the right of Landlord to demand and receive the Accelerated Rent Component), such damages shall be payable to Landlord, at Landlord's option, monthly upon presentation to Tenant of a bill for the amount due, or at such other intervals or times as Landlord shall determine.

             (ii) In the event and so long as this Lease shall not have been terminated after default or breach by Tenant, the rent payable under this Lease shall be reduced by the net proceeds of any reletting by Landlord (after deducting all costs incident thereto as above set forth) and by any portion of the Accelerated Rent Component paid by Tenant to Landlord (but without prejudice to the right of Landlord to demand and receive the Accelerated Rent Component), and any amount due to Landlord shall be payable monthly, at Landlord's option, upon presentation to Tenant of a bill for the amount due, or at such other intervals or times as Landlord shall determine.

         (e) No Duty to Relet. Landlord shall in no event be responsible or liable for any failure to relet the Premises or any part thereof, or for any failure to collect any rent due upon a reletting.

         (f) Additional Rights. As a cumulative and alternative remedy of Landlord in the event of termination of this Lease by Landlord following any breach or default by Tenant, Landlord, at its option, shall be entitled to recover damages for such breach in an amount equal to the Accelerated Rent Component (determined from and after the date of Landlord's election under this Section 21(f)) less the fair rental value of the Premises (determined with an equivalent discount to present value) for the remainder of the Term (taken without regard to the early termination), and such damages shall be payable by Tenant upon demand.

         (g) Bankruptcy. Nothing contained in this Lease shall limit or prejudice the right of Landlord to prove for and obtain as damages incident to a termination of this Lease, in any bankruptcy, reorganization or other court proceedings, the maximum amount allowed by any statute or rule of law in effect when such damages are to be proved.

         (h) Overdue Payments. If rent due from Tenant to Landlord shall be overdue for more than fifteen (15) days after notice from Landlord, it shall thereafter bear interest at the Default Rate, including without limitation from and after judgment, execution sale, filing of a bankruptcy petition and the like.

         (i) Waiver of Defects. No waiver by Landlord of any breach by Tenant or any of Tenant's obligations, agreements or covenants herein shall be a waiver of any subsequent breach or of any obligation, agreement or covenant, nor shall any forbearance by Landlord to seek a remedy for any breach by Tenant be a waiver by Landlord of any rights and remedies with respect to such or any subsequent breach.

         (j) Right or Remedy. No right or remedy herein conferred upon or reserved to Landlord is intended to be exclusive of any other right or remedy provided herein or by law, including without limitation consequential damages, but each shall be cumulative and in addition to every other right or remedy given herein or now or hereafter existing at law or in equity or by statute.

         (k) Confession of Judgment. LANDLORD SHALL HAVE THE FOLLOWING RIGHTS
TO CONFESS JUDGMENT AGAINST TENANT AND ALL PERSONS CLAIMING THROUGH TENANT, FOR POSSESSION OF THE PREMISES AND/OR FOR MONIES OWED TO LANDLORD:
             (i) If rent or any charges hereby reserved as rent, or damages by reason thereof, or any other sum due and payable in connection with this Lease, including without limitation any late fees or interest accrued or accruing thereon, and any reimbursement for attorney fees owed by Tenant (collectively, the "Amounts Due"), shall remain unpaid on any day when the same is due beyond any applicable grace period or cure (if any), whether prior to or after the termination or expiration of this Lease, Tenant hereby empowers any Prothonotary, Clerk of Court or attorney of any court of record to appear for Tenant in any and all actions which may be brought for the Amounts Due, or any portions thereof, or for amounts agreed to be paid by Tenant, and to confess judgment against Tenant in any competent court for the recovery of rent or other charges, payments, costs and expenses. In such suits or actions, Tenant empowers such Prothonotary, Clerk of Court or attorney to confess judgment against Tenant for all or any part of the rent specified in this Lease and then unpaid or any other Amount Due, including without limitation, at Landlord's option, the Accelerated Rent Component or the rent for the entire unexpired balance of the Term, and for interest and costs, together with reasonable attorney's commission, but in no event less than $5,000. Such authority shall not be exhausted by one exercise thereof, but judgment may be confessed as aforesaid from time to time as often as any rent or any other Amount Due shall fall due or be in arrears, including without limitation for the same Amounts Due as previously confessed if and to the extent that a previous confession of judgment shall be stricken or otherwise invalidated without a final decision on the merits of the claim. Such powers may be exercised as well after the expiration of the Term, during any extension or renewal, and/or after the termination of this Lease.

             (ii) When this Lease shall be terminated by reason of a default by Tenant beyond applicable grace or cure periods or any other reason whatsoever, either during the Term or any renewal or extension thereof, and also when the Term or any extension thereof shall have expired, it shall be lawful for any attorney as attorney for Tenant to confess judgment in ejectment in any competent court against Tenant and all persons claiming under Tenant for the recovery by Landlord of possession of the Premises, for which this Lease shall be Landlord's sufficient warrant. Upon such confession of judgment for possession, if Landlord so desires, a writ of execution or of possession may issue forthwith, without any prior writ or proceedings whatsoever. If for any reason after such action shall have been commenced, the same shall be determined and the possession of the Premises shall remain in or be restored to Tenant, then Landlord shall have the right upon any subsequent or continuing default or defaults, or after expiration of the Lease, or upon the termination of this Lease as hereinbefore set forth, to confess judgment in ejectment against Tenant as hereinbefore set forth to recover possession of the Premises.

             (iii) In any action of ejectment and/or for rent in arrears or other Amount Due, Landlord shall cause to be filed in such action an affidavit made by Landlord or someone acting for Landlord setting forth the facts necessary to authorize the entry of judgment, of which facts such affidavit shall be conclusive evidence. If a true copy of this Lease shall be filed in such action (and of the truth of the copy such affidavit shall be sufficient evidence), it shall not be necessary to file the original Lease as a warrant of attorney, any rule of court, custom or practice to the contrary notwithstanding.

             (iv)  INTENTIONALLY DELETED PRIOR TO EXECUTION

             (v) The right to enter judgment against Tenant and to enforce all of the other provisions of this Lease herein provided for, at the option of any assignee of this Lease, may be exercised by any assignee of Landlord's right, title and interest in this Lease in Tenant's own name, notwithstanding the fact that any or all assignments of said right, title and interest may not be executed and/or witnessed in accordance with the Act of Assembly of May 28, 1715, 1 Sm. L. 94, and all supplements and amendments thereto that have been or may hereafter be passed. Tenant hereby expressly waives the requirements of said Act of Assembly and any and all laws regulating the manner and/or form in which such assignments shall be executed and witnessed.

     22. Waiver of Default or Remedy. No waiver of any covenant or condition or of the breach of any covenant or condition of this Lease shall be taken to constitute a waiver of any subsequent breach of such covenant or condition nor to justify or authorize the nonobservance on any other occasion of the same or of any other covenant or condition hereof, nor shall the acceptance of rent by Landlord at any time when Tenant is in default under any covenant or condition hereof be construed as a waiver of such default or of Landlord's right to terminate this Lease on account of such default, nor shall any waiver or indulgence granted by Landlord to Tenant be taken as an estoppel against Landlord, it being expressly understood that if at any time Tenant shall be in default in any of its covenants or conditions hereunder an acceptance by Landlord of rental during the continuance of such default or the failure on the part of Landlord promptly to avail itself of such rights or remedies as Landlord may have, shall not be construed as a waiver of such default, but Landlord may at any time thereafter, if such default continues, terminate this Lease or assert any other rights or remedies available to it on account of such default in the manner hereinbefore provided.

     23. Intentionally deleted prior to execution.

     24. Intentionally deleted prior to execution.

     25. Force Majeure. If Landlord or Tenant shall be delayed, hindered in or prevented from the performance of any act required hereunder (other than the payment of rent and other charges payable by Tenant) by reason of strikes, lockouts, labor troubles, inability to procure materials, failure of power, riots, insurrection, the act, failure to act or default of the other party, war or any other reason beyond the reasonable control of the party who is seeking additional time for the performance of such act, then performance of such act shall be excused for the period of the delay and the period for the performance of any such act shall be extended for a reasonable period, in no event to exceed a period equivalent to the period of such delay. Except as otherwise provided in this Lease, no such interruption of any service to be provided by Landlord shall ever be deemed to be an eviction, actual or constructive, or disturbance of Tenant's use and possession of the Premises, the Building or the Property.

     26. Subordination of Lease.

         (a) General. (a) Landlord reserves the right and privilege to subject and subordinate this Lease to any and all mortgages, deeds of trust or land leases now existing upon or that may be hereafter placed upon the Premises and the Property and to all advances made or to be made thereon and all renewals, modifications, consolidations, replacements or extensions thereof and if such right is exercised, the lien of any such mortgages, deeds of trust or land leases shall be superior to all rights hereby or hereunder vested in Tenant, to the full extent of all sums secured thereby. In confirmation of such subordination, Tenant shall, on request of Landlord or the holder of any such mortgages, deed(s) of trust and land leases, execute and deliver to Landlord within ten (10) days any instrument that Landlord or such holder may reasonably request. Landlord shall use commercially reasonable efforts to obtain a subordination, nondisturbance and attornment agreement from any lender with a mortgage encumbering the Property.

         (b) Rights of Purchaser. If the interest of Landlord under this Lease shall be transferred by reason of foreclosure, deed in lieu of foreclosure, or other proceedings for enforcement of any first mortgage or deed of trust on the

Premises, Tenant shall be bound to the transferee (the "Purchaser") under the terms, covenants and conditions of this Lease for the balance of the Term remaining, and any extensions or renewals, with the same force and effect as if the Purchaser were the landlord under this Lease, and at the option of Purchaser, Tenant shall attorn to the Purchaser (including the mortgagee under any such mortgage, if it be the Purchaser), as its landlord, the attornment to be effective and self-operative without the execution of any further instruments upon the Purchaser succeeding to the interest of Landlord under this Lease. The respective rights and obligations of Tenant and the Purchaser upon the attornment, to the extent of the then remaining balance of the Term of this Lease, and any extensions and renewals, shall be and are the same as those set forth in this Lease.

         (c) Rights of Mortgagee. In the event of any act or omission of Landlord which would give Tenant the right, immediately or after lapse of a period of time, to cancel or terminate this Lease, or to claim a partial or total eviction, Tenant shall not exercise such right (i) until it has given written notice of such act or omission to the holder of each such mortgage and ground lease whose name and address shall previously have been furnished to Tenant in writing, and (ii) until a reasonable period for such holder to remedy such act or omission shall have elapsed following the giving of such notice (which reasonable period shall in no event be less than the period to which Landlord would be entitled, under this Lease or otherwise, after similar notice, to effect such remedy).

     27. Notices and Consents. All notices, demands, requests, consents and approvals that may or are required to be given by either party to the other shall be in writing and shall be deemed given when sent by United States certified or registered mail, postage prepaid, or by overnight courier (a) if for Tenant, addressed to Tenant at the Building, or at such other place as Tenant may from time to time designate by notice to Landlord, or (b) if for Landlord, addressed to Eleven Colonial Penn Plaza Associates, c/o STRS of Ohio, 275 E. Broad Street, Columbus, Ohio 43215-3771, Attention: Director Real Estate Assets, with a copy to CB Commercial Real Estate Group, Inc., Eleven Penn Center, Suite 2705, 1835 Market Street, Philadelphia, Pennsylvania 19103, or at such other place as Landlord may from time to time designate by notice to Tenant. All consents and approvals provided for herein must be in writing to be valid. Notice shall be deemed to have been given if addressed and mailed as above provided on the date three (3) business days after deposit in the United States mail or one (1) day after deposit with an overnight courier.

     28. Security Deposit.

         (a) As security for the full and faithful performance of every provision of this Lease to be performed by Tenant, Tenant has deposited with Landlord an irrevocable letter of credit payable to the order of Landlord and/or its successors and/or assigns in the original principal amount of Four Hundred Seventy-Five Thousand Dollars ($475,000). The original principal amount of the letter of credit shall be in effect for Lease Years 1 and 2, and shall decrease on the first day of each of Lease Years 3, 4 and 5 by twenty-five percent (25%) of the original principal amount. If no uncured default on the part of Tenant has occurred before the end of the Lease Year 5, Landlord shall promptly after Lease Year 5 ends return the letter of credit to Tenant. If Tenant defaults with respect to any provision of this Lease, including, but not limited to, the provisions relating to the payment of rent, Landlord may take all steps necessary to receive payment under the Letter of Credit and thereafter use, apply or retain all or any part of the proceeds thereof for the payment of any rent or any other sum in default or for the payment of any other amount that Landlord may spend or become obligated to spend by reason of Tenant's default, or to compensate Landlord for any other loss, cost or damage that Landlord may suffer by reason of Tenant's default. In the event of bankruptcy or other debtor-creditor proceedings against Tenant, such security deposit shall be deemed to be applied first to the payment of rent and other charges due Landlord for all periods prior to filing of such proceedings.

         (b) Landlord may deliver the Letter of Credit to the purchaser of Landlord's interest in the Premises in the event that such interest be sold and thereupon Landlord shall be discharged from any further liability with respect to such Letter of Credit, and this provision shall also apply to any subsequent transferees of Landlord.

     29. Miscellaneous Taxes; Use and Occupancy Tax.

         (a) Other Taxes. Tenant shall pay, prior to delinquency, all taxes assessed against or levied upon its occupancy of the Premises, or upon the fixtures, furnishings, equipment and all other personal property of Tenant located in the Premises, if nonpayment thereof shall give rise to a lien on the Premises, and when possible Tenant shall cause said fixtures, furnishings, equipment and other personal property to be assessed and billed separately from the property of Landlord. In the event any or all of Tenant's fixtures, furnishing, equipment and other personal property, or upon Tenant's occupancy of the Premises, shall be assessed and taxed with the property of Landlord, Tenant shall pay to Landlord its share of such taxes within thirty (30) days after delivery to Tenant by Landlord of a statement in writing setting forth the amount of such taxes applicable to Tenant's fixtures, furnishings, equipment or personal property.

         (b) Use and Occupancy Tax. Without limiting the foregoing, Tenant will pay promptly when due and in any event not later than twenty (20) days after receipt of a bill (whether said bill be submitted by Landlord, the City of Philadelphia or otherwise), all City of Philadelphia School District Use and Occupancy Tax imposed upon the use and occupancy of the Premises. Provided that Tenant has paid to Landlord all sums as required above, Landlord agrees to pay any sums collected by it to the proper governmental authorities in a timely fashion and will pay any penalties or interest occasioned by Landlord's delay in remitting such sums.

     30. Substitute Premises.INTENTIONALLY DELETED PRIOR TO EXECUTION

     31. Brokerage Commission. Except for any broker, agent or other person named below, Landlord and Tenant represent and warrant each to the other that each has dealt with no broker, agent or other person in connection with this transaction and that no broker, agent or other person brought about this transaction. Landlord hereby agrees to pay to CB Commercial Real Estate Group, Inc. ("Agent") a leasing commission as set forth in that certain Property Management Agreement between Landlord and Agent, from which Agent shall pay a "co-op" leasing commission to Julien J. Studley, Inc. ("Co-op Broker") pursuant to a separate agreement between Agent and Co-op Broker provided that the Co-op Broker continues to represent Tenant on the date of the execution of this Lease. Landlord and Tenant agree to indemnify and hold each other harmless from and against any claims by any other broker, agent or other person (including, without limitation, Co-op Broker) claiming a commission or other form of compensation by virtue of having dealt with Landlord or Tenant with regard to this leasing transaction. The provisions of this Paragraph 31 shall survive the termination of this Lease.

     32. Hazardous Devices and Contaminants.

         (a) Prohibition. Except with the prior written consent of Landlord, Tenant shall not install or operate any steam or internal combustion engine, boiler, machinery, refrigerating or heating device or air-conditioning apparatus in or about the Premises, or carry on any mechanical business therein. Except for Contaminants (as hereinafter defined) used in the ordinary course of business and in compliance with Requirements of Law (as hereinafter defined), Tenant and its agents, employees, contractors and invitees shall not use, store, release, generate or depose of or permit to be used, stored, released, generated or disposed of any Contaminants on or in the Premises.

         (b) Indemnification. Tenant shall indemnify and hold harmless
Landlord, its agents, servants, employees, officers and directors forever from and against any and all liability, claims, demands and causes of action, including, but not limited to, any and all liability, claims, demands and causes of action by any governmental authority, property owner or any other third person and any and all expenses, including attorneys' fees (including, but not limited to, attorneys' fees to enforce Tenant's obligation of indemnification under this Paragraph 32(b)), relating to any environmental liability resulting from (i) any Release (as hereinafter defined) by Tenant of any Contaminant at the Premises or emanating from the Premises to adjacent properties or the surrounding environment during the Term of this Lease; (ii) during the Term of this Lease, any generation, transport, storage, disposal, treatment or other handling of any Contaminant by Tenant at the Premises, including, but not limited to, any and all off-site transport, storage, disposal, treatment or other handling of any Contaminant generated, produced, used and/or originating in whole or in part from the Premises as a result of Tenant's use of or activities in the Premises; and (iii) any by Tenant activities at the Premises during the Term of this Lease that fail to comply with any Requirements of Law.

         (c) Definitions.

             (i) "Contaminant" shall mean any substance or waste containing hazardous substances, pollutants, and contaminants as those terms are defined in the federal Comprehensive Environmental Response Compensation and Liability Act, 42 U.S.C. Section 9601 et seq. and any substance similarly defined or identified in any other federal, provincial or state laws, rules or regulations governing the manufacture, import, use, handling, storage, processing, release or disposal of substances or wastes deemed hazardous, toxic, dangerous or injurious to public health or to the environment. This definition includes friable asbestos and petroleum or petroleum-based products.

             (ii) "Requirements of Law" shall mean any federal, state or local law, rule, regulation, permit, agreement, order or other binding determination of any governmental authority relating to the environment, health or safety.

             (iii) "Release" shall have the same meaning as in the federal Comprehensive Environmental Response Compensation and Liability Act, 42 U.S.C.
Section 9601, et seq.

         (d) Landlord's Representation. To the best of Landlord's actual knowledge without inquiry, the Property does not contain any Contaminants in violation of any Requirements of Law.

     33. Exculpation. This Lease is executed by certain general partners of Landlord, not individually, but solely on behalf of, and as the authorized nominee and agent for State Teachers Retirement System of Ohio ("STRBO"), Landlord's general partner, and in consideration for entering into this Lease, Tenant hereby waives any rights to bring a cause of action against the individuals executing this Lease on behalf of Landlord (except for any cause of action based upon lack of authority or fraud), and the obligations hereunder are not binding upon, nor shall resort be had to the private property of any of, the trustees, officers, directors, employees or agents of STRBO.

     34. Signs. Except as otherwise provided in this Lease, Tenant shall not display, inscribe, print, paint, maintain or affix on any place in or about the Building any sign, notice, legend, direction, figure or advertisement, except on the doors of the Premises, and then only such name(s) and matter, and in such color, size, place and materials, as shall first have been approved by Landlord in writing. Landlord reserves the right to install and maintain a sign or signs on the exterior or interior of the Building. Notwithstanding anything to the contrary contained in this Paragraph 34 or elsewhere in this Lease, Tenant shall be allowed, without having to first obtain Landlord's consent, to place nameplate signs on interior doors and work stations, and to place its logo on interior walls and glass.

     35. Locks. No additional locks or similar devices shall be attached to any door or window without Landlord's prior written consent. Except for those keys provided by Landlord, no keys for any door shall be made. If more than two keys for one lock are desired, Landlord will provide the same upon payment by Tenant. All keys must be returned to Landlord at the expiration or Termination of this Lease. Tenant shall see that the doors and windows, if operable, of the Premises are closed and securely locked before leaving the Building.

     36. Employment. Tenant shall not contract for any work or service that involves the employment of labor incompatible with the Building employees or employees of contractors doing work or performing services by or on behalf of Landlord.

     37. Plumbing. Tenant must observe reasonably diligent care and caution that all water faucets and water apparatus are shut off before Tenant or its employees leave the Building to prevent waste or damage. Plumbing fixtures and appliances shall be used only for purposes for which constructed, and no sweepings, rubbish, rags or other unsuitable material shall be thrown or placed therein. Damage resulting to any such fixtures or appliances from misuse by Tenant shall be paid by Tenant and Landlord shall not in any case be responsible therefor.

     38. Certain Rights Reserved to Landlord. Landlord reserves the following rights:

         (a) To name the Building and to change the name or street address of the Building;

         (b) To designate all sources furnishing sign painting and lettering, ice, drinking water, towels, toilet supplies, shoe shining, vending machines, mobile vending service, catering, and like services used on the Premises or in the Building;

         (c) On reasonable prior notice to Tenant, to exhibit the Premises to prospective tenants during the last twelve (12) months of the Term, and to exhibit the Premises to any prospective purchaser, mortgagee, or assignee of any mortgage on the Property and to others having a legitimate interest at any time during the Term; and

         (d) To install vending machines of all kinds in the Property, other than in the Premises, and to provide mobile vending service therefor, and to receive all of the revenue derived therefrom; provided, however, that no vending machines shall be installed by Landlord in the Premises nor shall any mobile vending service be provided therefor, unless Tenant so requests.

     39. Miscellaneous.

         (a) No receipt of money by Landlord from Tenant after the termination of this Lease or after the service of any notice or after the commencement of any suit, or after final judgment for possession of the Premises shall reinstate, continue or extend the Term of this Lease or affect any such notice, demand or suit or imply consent for any action for which Landlord's consent is required.

         (b) The term "Landlord" as used in this Lease, so far as covenants or agreements on the part of Landlord are concerned, shall be limited to mean and include only the owner (or ground lessor, as the case may be) for the time being of the Premises. If the Premises or the underlying lease, if any, be sold or transferred, the seller thereof shall be automatically and entirely released of all covenants and obligations under this Lease from and after the date of conveyance or transfer, provided the purchaser on such sale has assumed and agreed to carry out all covenants and obligations contained in this Lease to be performed on the part of Landlord hereunder, and Landlord has delivered all security to such purchaser, it being hereby agreed that the covenants and obligations contained in this Lease shall be binding upon Landlord, its successors and assigns, only during their respective successive period of ownership. The liability of Landlord and its successors in interest, under or with respect to this Lease, shall be strictly limited to and enforceable only out of its or their interest in the Building and Land, and the rents and the refinance sale, insurance and condemnation proceeds therefrom shall not be enforceable out of any other assets. Provided Landlord has complied with the second sentence of this paragraph (b), no mortgagee or ground lessor which shall succeed to the interest of Landlord hereunder (either in terms of ownership or possessory rights) shall: (i) be liable for any previous act or omission of a prior landlord, (ii) be subject to any rental offsets or defenses against a prior Landlord, (iii) be bound by any amendment of this Lease made without its written consent, or by payment by Tenant of rent in advance in excess of one (1) month's rent, or (iv) be liable for any security not actually received by it. Subject to the foregoing, the provisions hereof shall be binding upon and inure to the benefit of the successors and assigns of Landlord.

         (c) It is understood that Landlord may occupy portions of the Building in the conduct of Landlord's business. In such event, all references herein to other tenants of the Building shall be deemed to include Landlord as occupant.

         (d) All of the covenants of Tenant hereunder shall be deemed and construed to be "conditions" as well as "covenants" as though the words specifically expressing or implying covenants and conditions were used in each separate instance.

         (e) This Lease shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns, provided that this provision shall in no manner enlarge Tenant's rights of assignment, which right of assignment has been restricted under the foregoing provisions of this Lease.

     40. Relationship of Parties. Any intention to create a joint venture, partnership or principal and agent relationship between the parties hereto is hereby expressly disclaimed. This Lease shall create the relationship of landlord and tenant between Landlord and Tenant.

     41. Gender and Number. Whenever words are used herein in any gender, they shall be construed as though they were used in the gender appropriate to the context and the circumstances, and whenever words are used herein in the singular or plural form, they shall be construed as though they were used in the form appropriate to the context and the circumstances.

     42. Topic Headings. Headings and captions in this Lease are inserted for convenience and reference only and in no way define, limit or describe the scope or intent of this Lease nor constitute any part of this Lease and are not to be considered in the construction of this Lease.

     43. Counterparts. Several copies of this Lease may be executed by all of the parties. All executed copies constitute one and the same Lease, binding upon all parties.

     44. Entire Agreement. This Lease contains the entire understanding between the parties and supersedes any prior understanding or agreements between them respecting the subject matter. No representations, arrangement, or understandings except those fully expressed herein, are or shall be binding upon the parties. No changes, alterations, modifications, additions or qualifications to the terms of this Lease shall be made or be binding unless made in writing and signed by each of the parties.

     45. Recording.  The parties agree that this Lease shall not be recorded.

     46. Governing Law; Invalidity of any Provisions. This Lease shall be subject to and governed by the laws of the Commonwealth of Pennsylvania. If any term or provision of this Lease or the application thereof to any person or circumstance shall to any extent be invalid or unenforceable, the other terms of this Lease, or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each term and provision of this Lease shall be valid and be enforced to the fullest extent permitted by law.

     47. Option to Lease. Tenant is granted the right and option to lease up to 6,000 rentable square feet of space on any of Floors 3-17 of the Building which is or becomes vacant during the term of this Lease (the "Option Space") under the following terms and conditions:

         (a) If Tenant desires to lease any portion of the Option Space, Tenant shall so notify Landlord. Tenant shall not be entitled to lease less than 1000 rentable square feet and the location and configuration of such space shall be determined by Landlord. Landlord shall notify Tenant within fifteen (15) days after its receipt of Tenant's notice ("Option Notice") whether Landlord has any vacant space on Floors 3-17 which satisfies Tenant's request and shall identify the vacant space (the "Offered Space"). Tenant shall have ten (10) business days from the date that it receives Landlord's notice regarding vacant space to elect to lease the Offered Space.

         (b) At the time of Tenant's election to lease the Offered Space and on the commencement of Tenant's occupancy of the Offered Space, this Lease must be in full force and effect and Tenant shall not be in default hereunder beyond any applicable period of grace nor shall any condition exist which, but for the giving of notice and/or the passage of time, could constitute a default hereunder.

         (c) The Base Rental for the Offered Space shall accrue at the same then escalated rate, on a rentable square foot basis, as the Base Rental for the original Premises, beginning on the Option Date, and shall be subject to the abatement of Base Rental if the Option Date occurs before November 1, 1997.

         (d) Effective as of the Option Date, the Tenant's Proportionate Share of Operating Expenses and Tenant's Proportionate Share of Real Estate Taxes shall be adjusted to include the area which comprises the Offered Space in accordance with the definitions set forth in Section 3(b)(i) and (ii).

         (e) Landlord shall provide Tenant with an allowance (which shall be deemed an Allowance for purposes of Article 4 above) with respect to the Offered Space (the "Option Allowance") for improvements to the Offered Space, including the cost of demolition, space planning and construction documents equal to the amount derived by multiplying $33.00 per square foot of Offered Space and the amount determined by dividing the number of full months remaining in the original Term of the Lease (including any extensions that have been previously exercised by Tenant on the date that Tenant executes the lease amendment whereby it elects to lease the Offered Space) by 132 (plus the number of months in any extension term that has been exercised by Tenant on the date that Tenant executes the lease amendment whereby it elects to lease the Offered Space). Prior to the commencement of any construction to the Option Space, Landlord and Tenant shall first reach a written agreement concerning such work and the manner of payment therefor, and in no event shall Landlord be obligated to furnish or pay for any such work or improvements in excess of the Option Allowance.

         (f) The lease term with respect to the Offered Space shall commence when the improvements to the Offered Space are substantially completed, estimated to be within one hundred twenty (120) days of Landlord's receipt of Tenant's notice exercising said option. Landlord shall furnish Tenant with at least ten (10) days prior written notice of the commencement date with respect to the Offered Space (the "Option Date").

         (g) Except as set forth herein, all of the terms and provisions of this Lease shall be applicable to the Offered Space (which shall be deemed part of the "Premises" as of the Option Date) including without limitation the expiration date of the Term and additional rent on account of Offered Expenses and Real Estate Taxes. There shall be no tenant concessions applicable to the Offered Space except as set forth in this Section 48.

         (h) Within fifteen (15) days after submission to Tenant of a formal lease modification agreement embodying the terms applicable to the Offered Space, Tenant shall execute and deliver such agreement to Landlord.

         (i) The rights afforded to Tenant in this Paragraph 47 do not constitute a "right of first refusal" or a "right of first offer" on any of the Option Space. Landlord shall not be required to offer any of the Option Space to Tenant before leasing or offering to lease such space to other tenants or prospective tenants.

     48. Renewal.

         (a) Conditions. Tenant is granted the right and option to extend the term of this Lease with respect to the then leased premises for one (1) additional period of five (5) years, such renewal term to commence upon the expiration of the initial term of the Lease, provided that:

             (i) Such option must be exercised, if at all, by written notice to Landlord given at least nine (9) months prior to the expiration of the initial term ("Extension Notice"); and

             (ii) At the time of the exercise of such option, the Lease shall be in full force and effect and there shall exist no default by Tenant beyond any applicable period of grace nor shall any condition exist which, but for the giving of notice and/or the passage of time, could constitute a material default hereunder.

         (b) Renewal Terms. In the event the foregoing option is effectively exercised, all the terms and conditions contained in the Lease shall continue to apply during the renewal term except that:

             (i) There shall be no tenant incentives or concessions (except that Landlord shall, at its own expense, repaint and recarpet the then-leased Premises in accordance with the Original Specifications therefor contained in the Final Approved Plans and Specification), and no further right of renewal; and

             (ii) For and during the renewal term, the minimum annual rent shall be adjusted to ninety-five percent (95%) of the "Fair Market Rental" (defined in Paragraph 48(c) below) of the then leased premises.

         (c) Fair Market Rental. As used herein, the term "Fair Market Rental" shall mean the prevailing fair market rental rate on a square foot basis (taking into account all concessions and inducements furnished over the lease term, but without deduction for tenant improvements or architectural-related costs or allowances) for tenancies of similar size and term, based upon previous rental rates obtained for the Building and/or comparable buildings located on Market Street between Broad Street and 30th Street; provided that if the manner of charging operating costs or other items of escalation to tenants in the Building (or for any comparable buildings utilized by Landlord) is different from that set forth in this Lease, Landlord shall make a further adjustment to take such difference into account.

         (d) Notice. Within fifteen (15) days after Extension Notice is given, Landlord shall determine the Fair Market Rental, as set forth above, and Landlord shall send written notice to Tenant thereof and shall advise Tenant of the adjustment to minimum annual rent resulting therefrom. Tenant shall then have thirty (30) days thereafter to: (A) advise Landlord that it accepts Landlord's determination of the new minimum annual rent; (B) advise Landlord that it does not accept Landlord's determination, in which event, the minimum annual rent shall be determined as provided below; or (C) elect to cancel its exercise of the option to extend the term of this Lease. If Tenant fails to notify Landlord within such thirty (30) day period of Tenant's acceptance or non-acceptance of Landlord's determination or of Tenant's decision to cancel its exercise of such option, Tenant shall be deemed to have elected to cancel its exercise of the option.

         (e) Rent.

             (i) If Tenant notifies Landlord that it does not agree with Landlord's determination of Fair Market Rental as provided above, and if Landlord and Tenant cannot agree on the Fair Market Rental within fifteen (15) days after such notice, then at the option of either Landlord or Tenant, the Fair Market Rental shall be determined as follows:

                   (A) Within fifteen (15) days following the expiration of such fifteen (15) day period, Landlord and Tenant shall: (I) each notify the other in writing of their determination of Fair Market Rental, and (II) Landlord shall provide Tenant with the names and qualifications of three (3) appraisers who are acceptable to Landlord. Each appraiser shall be a member in good standing of the appraisal institute holding an MAI designation and currently certified or licensed as a state certified general appraiser in the Commonwealth of Pennsylvania and have a minimum of five (5) years experience in Philadelphia, Pennsylvania with respect to similar types of real estate. Tenant shall within five (5) business days thereafter select one of the three appraisers and shall notify Landlord in writing of its selection.

                   (B) The appraiser selected above shall determine whether the Landlord's or the Tenant's determination of the Fair Market Rental is more correct, and the applicable percentage of the estimate of the Fair

Market Rental so determined to be the most correct by the appraiser shall be the Base Rental for the renewal term. This determination shall be final, conclusive and binding on Landlord and Tenant. The costs and expenses involved in such determination shall be borne by the party against whom the decision is rendered.

             (ii) It is the intention of the parties hereto that the Fair Market Rental be determined prior to the commencement date of the renewal term; however, in the event the parties are proceeding diligently to determine such Fair Market Rental in accordance with the above provisions, but the Fair Market Rental is not determined prior to the commencement date of the renewal term, then Tenant shall continue to pay to Landlord the Base Rental applicable to the Premises immediately prior to such renewal term until the Fair Market Rental is determined and, when it is determined, the difference between the Base Rental actually paid by Tenant to Landlord and the new Base Rental determined hereunder shall be divided by six (6) and paid to Landlord in six (6) equal installments concurrently with the next six (6) following monthly installments of Base Rent.


     49. Parking. Provided that Tenant is not in default under its Lease, Tenant shall have the uninterrupted right to lease six (6) non-reserved valet parking spaces in the parking garage adjacent to the Building at the then applicable monthly rate (currently $225.00 per month) and subject to the rules and regulations applicable to the parking garage.

     50. Right of First Offer. For purposes of this Lease, the "Right of First Offer Space" shall mean the approximately 6,028 rentable square feet of space on the Tenth Floor of the Building as depicted on Exhibit H-1 attached hereto and the approximately 6,667 rentable square feet of space on the Tenth Floor of the Building as depicted on Exhibit H-2 attached hereto. Provided Tenant is not in default under the Lease, beyond any applicable notice/grace period and provided that no condition exists which, but for the giving of notice and/or the passage of time, could constitute a material default hereunder, and subject to the prior rights of Greater Atlantic Health Services to both spaces constituting the Right of First Offer Space, at the time the Right of First Offer Space becomes available, or at any time through and including execution of a lease amendment by the Landlord for the subject space, Tenant shall have a continuous right of first offer to lease either or both portions of the Right of First Offer Space so offered, such right commencing on the date of execution of this Agreement and continuing so long as there are two (2) full years remaining in the Term (not including any renewal term which has not been exercised). For purposes of this Section, if less than two (2) years remain in the initial lease term, and if the renewal option can be exercised by Tenant under Section 48 above so as to meet the two (2) year requirement, Tenant may exercise its right of first offer hereunder, if it contemporaneously exercises such option to renew. Tenant's right of first offer shall be subject to the following terms and conditions:

         (a) Landlord shall provide Tenant with written notice ("Availability Notice") of the availability of all or part of the Right of First Offer Space and the date when such space shall become vacant and within Landlord's possession and control, or at such earlier time as Landlord is otherwise desirous of providing Tenant with advance notice of the availability of such space. The Availability Notice shall include Landlord's quotation of the base rent for the applicable Right of First Offer Space, which shall be (i) for the first two (2) years of the initial term of this Lease, the same then escalated rate, on a rentable square foot basis, as the Base Rental for the original Premises, including an improvement allowance determined in accordance with the formula set forth in Paragraph 47(e) (with the Right of First Offer Space constituting the "Offered Space" or the "Option Space" for purposes of such formula); and (ii) thereafter that monthly base rental rate per rentable square foot which Landlord is willing to quote to and accept from a third party for a lease with respect to that part of the Right of First Offer Space in question, to begin upon substantial completion of the tenant improvements for the Right of First Offer Space (for a term coterminous with the lease term for the Premises), subject to any additional rent or rent escalation provisions and factors which Landlord is willing to quote to and accept from such third party, including but not limited to, such provisions and factors based on increases in operating costs, real estate taxes including, without limitation, tenant concessions then prevailing in the market ("Landlord's Right of First Offer Space Rent"). The Availability Notice shall also specify any other applicable terms and conditions which Landlord would require as a part of its lease with a third party.

         (b) If Tenant desires to lease such Right of First Offer Space, Tenant shall, within thirty (30) days after its receipt of the Availability Notice, notify Landlord in writing that it elects to exercise its right of first offer for the applicable Right of First Offer Space, which notification shall be deemed an acceptance of the terms and conditions of the Availability Notice, except that unless otherwise stated in the Availability Notice, (i) the commencement date of the lease for each particular Right of First Offer Space shall be fifteen (15) days after any improvements to the Right of First Offer Space have been substantially completed but in no event more than forty-five
(45) days after such Right of First Offer Space is delivered to the Tenant broom clean, free of tenants or other occupants, and otherwise in good condition, (ii) the termination date shall be the same as state in this Lease for the Premises including any renewal terms (exercised or to be exercised), and (iii) such lease shall be upon the other terms and conditions stated in this Lease. If Tenant does not so notify Landlord, Landlord shall be free to offer offer that portion of the Right of First Offer Space described in the Availability Notice on the market for the longer of (i) six (6) months or (ii) the time required to negotiate and execute any lease where the initial contact between Landlord and the prospective tenant occurred during such six (6) month period. Furthermore, in the event that Landlord materially revises the terms described in the Availability Notice, Landlord shall provide Tenant with written notice of such revised terms, but only in the event such terms are more favorable to Tenant than those described in the original Availability Notice, and either events, the Tenant shall again have the right to lease such Right of First Offer Space on the revised terms, pursuant to the provision of this Section 50.

         (c) Landlord and Tenant shall confirm the exercise of its right of first offer by its execution of a written amendment to this Lease (to be prepared by Landlord) consistent with the terms of the Availability Notice, within fifteen (15) days after receipt by Tenant of such amendment.

     51. Storage Area. In addition to the Premises, Tenant shall have the right and option, exercisable within thirty (30) days after the Commencement Date only to lease, during the term hereof (any renewal or extension) approximately 1,000 useable square feet of storage located in the basement of the Building in areas on the Eleventh Floor of the Building designated by Landlord (the "Storage Area"). Tenant shall pay a Base Rental for the Storage Area in the amount of $10.00 per useable square foot or __________________ Dollars per annum. Such rent shall be in addition to the Base Rental payable under Section 3(a) hereof. Landlord shall not provide any utility, janitorial or other services for the Storage Area. Tenant acknowledges that Landlord shall not provide any security (other than the initial installation of a padlock or other similar type of lock on the door to the storage area), policing or monitoring of any type with respect to the Storage Area, and Tenant assumes all risks of loss or damage to any property stored therein from any cause whatsoever. The Storage Area shall be used only for storage incidental to Tenant's use of the Premises. The Storage Area shall not be included within the meaning of the word "Premises" except with respect to the provisions of this Lease regarding alterations, assignment and subletting, waivers and indemnifications, Landlord's remedies upon default, insurance and Hazardous Contaminants.

     52. Authority. Landlord represents and warrants to Tenant that Landlord has full right, power and authority to enter into this Lease, and the person signing this Lease on behalf of the Landlord has the authority to do so.

     53. Rules and Regulations. Notwithstanding anything to the contrary contained in this Lease or the Rules and Regulations attached to this Lease as Exhibit "F"

         (a) Paragraph 2 of the Rules and Regulations shall apply only after the Commencement Date.

         (b) In the event of a conflict between the provisions of the Lease and the Rules and Regulations, the provisions of this Lease shall control.

     54. Legal Fees. In the event any party commences any action against any party by reason of any claimed breach of any provision of this Agreement, the party prevailing in such action shall be entitled to recover from the other party or parties reasonable attorney's fees and costs.

     55. Building Representations. Landlord represents and warrants that the Building is one hundred (100%) percent sprinklered, all fire towers are pressurized and manned security is provided in the lobby seven (7) days a week, 24 hours a day; provided, however, that Landlord shall not be obligated to retain the manned security if the trend among owners of other comparable first class buildings in Philadelphia is to terminate manned security.

     56. Subordination of Landlord's Lien. Upon request from Tenant's lender, Landlord shall subordinate Landlord's rights to distrain upon or secure a lien against Tenant's personal property in or upon the Premises by a written agreement acceptable to Landlord in form and substance. However, if Landlord does so subordinate its rights to Tenant's lender, Landlord shall not be required (among other things) to permit the Premises to be used for storage on behalf of such lender of Tenant or to give notice of defaults to such lender. Furthermore, such lender shall be required to restore any damage caused to the Premises by removal of any collateral therefrom.

     IN WITNESS WHEREOF, the parties have executed this Lease as of the day and year first above written.

Witness:                                 LANDLORD:

                                         ELEVEN COLONIAL PENN PLAZA
                                         ASSOCIATES, a limited partnership

____________________________________

____________________________________     By: THE STATE TEACHERS RETIREMENT
                                             SYSTEM OF OHIO, its general partner

                                             By: _______________________________


                                         TENANT:

                                         NATIONAL MEDIA CORPORATION

____________________________________

____________________________________     By:____________________________________

STATE OF OHIO                        )
                                     )  SS:
COUNTY OF FRANKLIN                   )


      BE IT REMEMBERED, that on this ___ day __________, 19__, before me, the subscriber, a Notary Public and for said County and State, personally appeared the above-named _______________ organized under the laws of the State of __________ by ________________, its __________, known to me and known to me to be the person who signed the foregoing instrument as such ______________, who acknowledged to me that ____ signed said instrument as such __________, duly authorized by the ________________________ of said ___________________ so to do, and that the signing of the same was ___ free act and deed, as such officer, for and on behalf of said _________________, for the uses and purposes therein set forth.

      IN TESTIMONY WHEREOF, I have hereunto subscribed my name and affixed the official seal of my office at _______________, _______________, on the day and year last above written.

                                              __________________________________
                                              Notary Public

STATE OF ___________                 )
                                     )  SS:
COUNTY OF __________                 )


      BE IT REMEMBERED, that on this ___ day __________, 19__, before me, the subscriber, a Notary Public and for said County and State, personally appeared the above-named _______________ organized under the laws of the State of __________ by ________________, its __________, known to me and known to me to be the person who signed the foregoing instrument as such ______________, who acknowledged to me that ____ signed said instrument as such __________, duly authorized by the ________________________ of said ___________________ so to do, and that the signing of the same was ___ free act and deed, as such officer, for and on behalf of said _________________, for the uses and purposes therein set forth.

      IN TESTIMONY WHEREOF, I have hereunto subscribed my name and affixed the official seal of my office at _______________, _______________, on the day and year last above written.


                                              __________________________________
                                              Notary Public

                       FIRST AMENDMENT TO LEASE AGREEMENT


      THIS FIRST AMENDMENT TO LEASE AGREEMENT ("Lease"), dated ______________, 1996, between ELEVEN COLONIAL PENN PLAZA ASSOCIATES ("Landlord"), and NATIONAL MEDIA CORPORATION, a Delaware corporation ("Tenant").

                                   BACKGROUND

A. Pursuant to Paragraph 28 of the Lease Agreement of event date herewith between Landlord and Tenant (the "Lease"), Tenant is obligated to obtain and deliver to Landlord a letter of credit with an original principal amount of $475,000.00 which declines over a five (5) year basis.

B. The parties desire to amend the lease to provide for replacement letters of credit.

      NOW THEREFORE, for and in consideration of the mutual undertakings contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:

      1. Landlord acknowledges that Tenant has offered a $475,000.00 letter of credit which remains effective until September 30, 1997. On or before September 25, 1997, Tenant shall deliver to Landlord a replacement letter of credit in the amount of $475,000.00. On or before September 25 of each of the next three years, Tenant shall deliver replacement letters of credit in the amounts determined by Paragraph 28 of the Lease. In the event that Tenant fails to deliver a replacement letter of credit to Landlord as set forth herein, Landlord shall have the right to immediately draw upon the currently effective letter of credit and shall hold the proceeds thereof until the replacement letter of credit is delivered to Landlord at which time such funds shall be returned to Tenant.

      2. Except as amended hereby, the Lease remains unmodified and in full force and effect.

      IN WITNESS WHEREOF, the parties have executed this Lease as of the day and year first above written.

Witness:                                LANDLORD:

                                        ELEVEN COLONIAL PENN PLAZA
                                        ASSOCIATES, a limited partnership

________________________________        By: THE STATE TEACHERS RETIREMENT
                                            SYSTEM OF OHIO, its general partner

________________________________
                                        By: ____________________________________


                                        TENANT:

                                        NATIONAL MEDIA CORPORATION
________________________________

________________________________        By:_____________________________________